UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [    ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential,  for Use  of the  Commission  Only  (as  permitted by Rule
        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-12

                        Pioneer Natural Resources Company
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         --------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:
         --------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         --------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:
         --------------------------------------------------------------

    (5)  Total fee paid:
         --------------------------------------------------------------

  [  ]   Fee paid previously with preliminary materials.
  [  ]   Check box if any part  of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
         --------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:
         --------------------------------------------------------------

    (3)  Filing Party:
         --------------------------------------------------------------

    (4)  Date Filed:
         --------------------------------------------------------------


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


                        PIONEER NATURAL RESOURCES COMPANY
                          5205 North O'Connor Boulevard
                                    Suite 900
                               Irving, Texas 75039


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Pioneer Natural Resources Company:

     Notice is hereby given that the Annual Meeting of Stockholders of Pioneer Natural Resources Company (the "Company") will be held in the Hudson Room at the Dallas Marriott Las Colinas Hotel, 223 West Las Colinas Blvd., Irving, Texas 75039, on Wednesday, May 3, 2006, at 9:00 a.m. Central Time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

         1. To elect three Class III directors, each for a term of three years.

         2. To ratify the selection of Ernst & Young LLP as the auditors of the Company for the current year.

         3. To consider and vote upon a proposal to adopt the Company's 2006 Long-Term Incentive Plan, which will have 4,600,000 shares of the Company's common stock reserved for issuance thereunder.

         4. To transact such other business as may properly come before the Annual Meeting.

     These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 23, 2006.

                             YOUR VOTE IS IMPORTANT

       Please date, sign and return the enclosed Proxy promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Instead of returning the paper proxy, you may vote by internet or phone by following the instructions on your Proxy.


                                             By Order of the Board of Directors,


                                             /s/ Mark H. Kleinman
                                             ----------------------------------
                                             Mark H. Kleinman
                                             Secretary

Irving, Texas
April 3, 2006

                        PIONEER NATURAL RESOURCES COMPANY
                          5205 North O'Connor Boulevard
                                    Suite 900
                               Irving, Texas 75039


                                 PROXY STATEMENT

                       2006 ANNUAL MEETING OF STOCKHOLDERS

     The Board of Directors of the Company requests your Proxy for the Annual Meeting of Stockholders that will be held Wednesday, May 3, 2006, at 9:00 a.m. Central Time, in the Hudson Room at the Dallas Marriott Las Colinas Hotel, 223 West Las Colinas Blvd., Irving, Texas 75039. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

     If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy, such as the accompanying Proxy or the Internet Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by signing and delivering to the Secretary of the Company a Proxy with a later date, or by submitting your vote electronically through the internet or by phone after the grant of the Proxy. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

                           DELIVERY OF PROXY MATERIALS

Mailing Date

     The approximate date on which this Proxy Statement and accompanying Notice of Annual Meeting of Stockholders and Proxy are first being sent or given to stockholders is April 3, 2006.

Stockholders Sharing an Address

     Registered Stockholders. Registered stockholders (the stockholder owns shares in his or her own name on the books of the Company's transfer agent) will receive one Proxy Statement and one 2006 Annual Report for each account even if at the same address.

     Street name Stockholders. Most banks and brokers are delivering only one copy of the Proxy Statement and 2006 Annual Report to consenting street name stockholders (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent) who share the same address. This procedure reduces the Company's printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank or broker. Similarly, most street name stockholders who are receiving multiple copies of the Proxy Statement and 2006 Annual Report at a single address may request that only a single set of materials be sent to them in the future by contacting their bank or broker. In the alternative, most street name stockholders may give instructions to receive separate copies or discontinue multiple mailings of materials by contacting the third party that mails annual meeting materials for most banks and brokers by writing to Householding Department, ADP, 51 Mercedes Way, Edgewood, NY 11717, or telephoning (800) 542-1061. The instructions must include the name of the stockholder's brokerage firm and account number.

Electronic Delivery Option

     Instead of receiving future copies of the proxy materials by mail, registered stockholders may elect to view future proxy materials on the internet by following the instructions provided when voting by internet or phone. Street name stockholders may also have the opportunity to view copies of the proxy materials electronically. Those who opt to do so may contact their bank or broker regarding the availability of this service. Opting to view proxy materials online will save the Company the cost of producing and mailing documents to stockholders and provides immediate access to the information. The Notice of Annual Meeting of Stockholders, Proxy Statement and other proxy materials are also available on the Company's website at www.pxd.com. Neither the Company website nor any other website included in this Proxy Statement is intended to function as a hyperlink, and the information contained on such websites is not a part of this Proxy Statement.

                                QUORUM AND VOTING

     Voting Stock. The Company's common stock, par value $.01 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

     Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 23, 2006. As of the record date, 129,264,022 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

     Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the votes eligible to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

     If a quorum is not present, the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     Vote Required. Directors will be elected by a plurality of the votes present and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company's auditors will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. Adoption of the Company's proposed 2006 Long-Term Incentive Plan will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. An automated system that the Company's transfer agent administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. For purposes of voting on the ratification of the selection of auditors and adoption of the Company's 2006 Long-Term Incentive Plan, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposals, and broker non-votes will not be included in the number of shares voting and therefore will have no effect on the outcome of the voting.

     Default Voting. A Proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and return a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

     o FOR the election of the three persons named in this Proxy Statement as the Board of Directors' nominees for election as Class III directors.

     o FOR the ratification of the selection of Ernst & Young LLP as the Company's auditors.

     o   FOR the adoption of the Company's 2006 Long-Term Incentive Plan.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

       PARTICIPANTS IN THE PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

     Participants in the Pioneer Natural Resources USA, Inc. 401(k) Plan who have shares of common stock credited to their plan account as of the record date will have the right to direct the 401(k) Plan trustee regarding how to vote those shares. The trustee will vote the shares in a participant's 401(k) Plan account in accordance with the participant's instructions or, if no instructions are received prior to April 28, 2006, the shares credited to that participant's account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions. Information as to how participants voted the shares credited to their 401(k) Plan account will not be disclosed to the Company.

     If a participant holds common stock outside of the 401(k) Plan, the participant will also receive a Proxy relating to those shares, which must be voted separately.

                                    ITEM ONE

                              ELECTION OF DIRECTORS

     The Board of Directors has nominated the following individuals for election as Class III Directors of the Company with their terms to expire in 2009 when their successors are elected and qualified:

                               Andrew D. Lundquist
                             Charles E. Ramsey, Jr.
                                Robert A. Solberg

     Messrs. Lundquist, Ramsey and Solberg are currently serving as Directors of the Company. Their biographical information is contained in the "Directors and Executive Officers" section below.

     The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

     The Board of Directors recommends that stockholders vote FOR the election of each of the nominees.

                        DIRECTORS AND EXECUTIVE OFFICERS

     After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in "Item One - Election of Directors" above, the Board of Directors and executive officers of the Company will be:

Name                     Age   Position
----                     ---   --------
Scott D. Sheffield.....   53   Chairman of the Board and Chief Executive Officer
Timothy L. Dove........   49   President and Chief Operating Officer
A. R. Alameddine.......   59   Executive Vice President - Worldwide Negotiations
Mark S. Berg   ........   47   Executive Vice President and General Counsel
Chris J. Cheatwood.....   45   Executive Vice President - Worldwide Exploration
Richard P. Dealy.......   40   Executive Vice President and Chief Financial
                                  Officer
William F. Hannes......   46   Executive Vice President - Worldwide Business
                                  Development
Danny L. Kellum........   51   Executive Vice President - Domestic Operations
Darin G. Holderness....   42   Vice President and Chief Accounting Officer
James R. Baroffio......   74   Director
Edison C. Buchanan.....   51   Director
R. Hartwell Gardner....   71   Director
Linda K. Lawson........   60   Director
Andrew D. Lundquist....   45   Director
Charles E. Ramsey, Jr..   69   Director
Frank A. Risch ........   63   Director
Mark S. Sexton ........   50   Director
Robert A. Solberg......   60   Director
Jim A. Watson  ........   67   Director

     The Company has classified its Board of Directors into three classes. Directors in each class are elected to serve for three-year terms and until either they are reelected or their successors are elected and qualified. In addition, the Company's bylaws terminate the term of a director immediately upon the director reaching 75 years of age, as Dr. Baroffio will on March 21, 2007 prior to the end of his current term in 2008. Mr. James L. Houghton's service as director of the Company terminated in December 2005 upon reaching 75 years of age. Mr. Jerry P. Jones' service as director of the Company will terminate at the Annual Meeting because the retirement provisions of the Company's bylaws do not permit him to stand for reelection. Each year, the directors of one class stand for reelection as their terms of office expire. Messrs. Gardner, Risch and Sexton and Mrs. Lawson are designated as Class I Directors and their terms of office expire in 2007. Messrs. Baroffio, Buchanan, Sheffield and Watson are designated as Class II Directors and their terms of office expire in 2008. Messrs. Lundquist, Ramsey and Solberg are designated as Class III Directors and their terms of office expire at the Annual Meeting.

     Executive officers serve at the discretion of the Board of Directors.

     Set forth below is biographical information about each of the Company's executive officers and directors named above.

     Scott D. Sheffield. Mr. Sheffield, a distinguished graduate of The University of Texas with a Bachelor of Science degree in Petroleum Engineering, has held the position of Chief Executive Officer since August 1997. He was President of the Company from August 1997 to November 2004, and assumed the position of Chairman of the Board of Directors in August 1999. He was the Chairman of the Board and Chief Executive Officer of Parker & Parsley Petroleum Company ("Parker & Parsley") from October 1990 until the Company was formed in August 1997. Mr. Sheffield joined Parker & Parsley Development Company ("PPDC"), a predecessor of Parker & Parsley, as a petroleum engineer in 1979. Mr. Sheffield served as Vice President - Engineering of PPDC from September 1981 until April 1985, when he was elected President and a Director. In March 1989, Mr. Sheffield was elected Chairman of the Board and Chief Executive Officer of PPDC. Before joining PPDC, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company.

     Timothy L. Dove. Mr. Dove was elected President and Chief Operating Officer in November 2004. Prior to that, Mr. Dove held the positions of Executive Vice President and Chief Financial Officer from February 2000 to November 2004 and Executive Vice President - Business Development from August 1997 to January 2000. Mr. Dove joined Parker & Parsley in May 1994 as Vice President - International and was promoted to Senior Vice President - Business Development in October 1996, in which position he served until August 1997. Before joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp., and its successor, Maxus Energy Corp., in various capacities in international exploration and production, marketing, refining, and planning and development. Mr. Dove earned a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology in 1979 and received his M.B.A. in 1981 from the University of Chicago.

     A. R. Alameddine. Mr. Alameddine was elected Executive Vice President - Worldwide Negotiations in November 2005. Prior to that, Mr. Alameddine served as Executive Vice President - Worldwide Business Development since November 2003, and upon joining the Company in July 1997, Mr. Alameddine served the Company as Vice President of Domestic Business Development. Prior to joining the Company, Mr. Alameddine spent 26 years with Mobil Exploration and Production Company ("Mobil"). At the time of his departure from Mobil, Mr. Alameddine was the Acquisition, Trade and Sales Manager, a position he had held since 1990. Prior to 1990, Mr. Alameddine held several managerial positions in the acquisition and sales group as well as in the reservoir engineering department. A native of Lebanon, Mr. Alameddine joined Mobil as an Operations Engineer following his graduation from Louisiana State University in 1971 with a Bachelor of Science degree in Petroleum Engineering.

     Mark S. Berg. Mr. Berg has served the Company as Executive Vice President and General Counsel since joining the Company in April 2005. Prior to that, Mr. Berg served as Executive Vice President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company from 1997 through 2002. Subsequent to the sale of American General to American International Group, Inc., Mr. Berg joined Hanover Compressor Company as Senior Vice President, General Counsel and Secretary. He served in that capacity from May of 2002 through April of 2004. Mr. Berg began his career in 1983 with the Houston-based law firm of Vinson & Elkins L.L.P. He was a partner with the firm from 1990 through 1997. Mr. Berg graduated Magna Cum Laude and Phi Beta Kappa with a Bachelor or Arts degree from Tulane University in 1980. He earned his J.D. with honors from the University of Texas Law School in 1983.

     Chris J. Cheatwood. Mr. Cheatwood was elected Executive Vice President - Worldwide Exploration in January 2002. Mr. Cheatwood joined the Company in August 1997 and was promoted to Vice President - Domestic Exploration in July 1998 and Senior Vice President - Exploration in December 2000. Before joining the Company, Mr. Cheatwood spent ten years with Exxon Corp. where his focus included exploration in the Deepwater Gulf of Mexico. Mr. Cheatwood is a graduate of the University of Oklahoma with a Bachelor of Science degree in Geology and earned his Master of Science degree in Geology from the University of Tulsa.

     Richard P. Dealy. Mr. Dealy was elected Executive Vice President and Chief Financial Officer in November 2004. Prior to that time, Mr. Dealy held positions of Vice President and Chief Accounting Officer from February 1998 and Vice President and Controller from August 1997 to January 1998. Mr. Dealy joined Parker & Parsley in July 1992 and was promoted to Vice President and Controller in 1995, in which position he served until August 1997. He is a Certified Public Accountant, and prior to joining Parker & Parsley, he was employed by KPMG Peat Marwick. Mr. Dealy graduated with honors from Eastern New Mexico University with a Bachelor of Business Administration degree in Accounting and Finance.

     William F. Hannes. Mr. Hannes was elected Executive Vice President - Worldwide Business Development in November 2005. Mr. Hannes joined the Company in 1997 as Director of Business Development and was promoted to Vice President - Engineering and Development in June 2001 and served in this capacity until November 2005. Prior to joining the Company, Mr. Hannes held engineering positions with Mobil and Superior Oil. He graduated from Texas A&M University in 1981 with a Bachelor of Science degree in Petroleum Engineering.

     Danny L. Kellum. Mr. Kellum, who received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1979, was elected Executive Vice President - Domestic Operations in May 2000. From January 2000 until May

2000, Mr. Kellum served as Vice President - Domestic Operations. Mr. Kellum served as Vice President - Permian Division from August 1997 until December 1999. From 1989 until 1994 he served as Spraberry District Manager and as Vice President of the Spraberry and Permian Division for Parker & Parsley until August 1997. Mr. Kellum joined Parker & Parsley as an operations engineer in 1981 after a brief career with Mobil Oil Corporation.

     Darin G. Holderness. Mr. Holderness graduated with a Bachelor in Business Administration in Accounting from Boise State University in 1986. In December 2004, he became Vice President and Chief Accounting Officer of the Company. He previously served as Chief Financial Officer and various other positions of Basic Energy Services from March 2004 to November 2004. Earlier in his career, he served as Vice President - Controller and various other positions with Pure Resources, Inc. and predecessor entities from January 1998 to February 2004. From January 1996 to December 1997, he served as Manager of Financial Reporting for Aquila Gas Pipeline Corporation. From June 1986 to December 1995 he was employed by KPMG as a Senior Audit Manager.

     James R. Baroffio. Dr. Baroffio received a Bachelor of Arts degree in Geology at the College of Wooster, Ohio, an M.S. in Geology at Ohio State University, and a Ph.D. in Geology and Civil Engineering at the University of Illinois. Before becoming a Director of the Company in December 1997, Dr. Baroffio enjoyed a long career with Chevron Oil Corporation where he served as President, Chevron Research and Technology Center and V.P. Exploration and eventually retired as President of Chevron Canada Resources in 1994. Dr. Baroffio was Chairman of the U.S. National Committee of the World Petroleum Congress and is currently a Trustee Associate of the AAPG Foundation. His community leadership positions included Chairman of the Pacific Symphony of California and a Director of the Nature Conservancy of Canada, as well as serving as President of the Alberta Nature Conservancy.

     Edison C. Buchanan. Mr. Buchanan received a Bachelor of Science degree in Civil Engineering from Tulane University in 1977 and an M.B.A. in Finance and International Business from Columbia University Graduate School of Business in 1981. From 1981 to 1997, Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division of Dean Witter Reynolds in their New York and Dallas offices. In 1997, Mr. Buchanan joined Morgan Stanley Dean Witter as a Managing Director in the Real Estate Investment Banking group. In 2000, Mr.
Buchanan became Managing Director and head of the domestic Real Estate Investment Banking Group of Credit Suisse First Boston. In 2001, Mr. Buchanan began working for The Trust for Public Land, a land conservation organization, in Santa Fe, New Mexico. Mr. Buchanan became a Director of the Company in 2002. Since 2004, Mr. Buchanan has also served on the Board of Directors of MFA Mortgage Investments, Inc.

     R. Hartwell Gardner. Mr. Gardner became a Director of the Company in August 1997. He served as a Director of Parker & Parsley from November 1995 until August 1997. Mr. Gardner graduated from Colgate University with a Bachelor of Arts degree in Economics and then earned an M.B.A. from Harvard University. Until October 1, 1995, Mr. Gardner was the Treasurer of Mobil Oil Corporation and Mobil Corporation from 1974 and 1976, respectively. Mr. Gardner is a member of Financial Executives International where he served as Chairman in 1986 and1987 and is a Director and Chairman of the Investment Committee of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd. in Hamilton, Bermuda.

     Linda K. Lawson. Mrs. Lawson holds a Bachelor of Science degree in Accounting from the University of Denver. Mrs. Lawson was employed by business units of The Williams Companies, as well as the parent organization from 1980 to her retirement in 2001. During her tenure she served in a variety of capacities including accounting and finance positions of the parent, and Controller of a FERC regulated energy business unit, Vice President of Investor Relations, Vice President of Human Resources, and as COO of several telecommunication start-up businesses. She is a Certified Public Accountant. She serves on the Strategic Planning and Funding Committee for the School of Accountancy at the University of Denver, where she is also an adjunct instructor, and has served the Tulsa community in a variety of nonprofit organizations. Mrs. Lawson became a Director of the Company in 2002.

     Andrew D. Lundquist. Mr. Lundquist received a Bachelor of Science degree from the University of Alaska and a J.D. from Catholic University Columbus School of Law. He joined the Company's Board of Directors in September 2004, in accordance with the terms of the Company's merger with Evergreen, after having served as an independent director on Evergreen's Board of Directors since November 2002. During 2001, Mr. Lundquist served as the Director of The White House National Energy Policy Development Group, which directed the cabinet-level task force created by the President and headed by the Vice President that produced the President's National Energy Policy. At that same time, he also served as Senior Advisor to the President and Vice President on energy issues. Mr. Lundquist was the Majority Staff Director of the U.S. Senate Energy and Natural Resources Committee from 1998 to 2001. Since March 2002, Mr. Lundquist has served as the Managing Partner of Lundquist, Nethercutt & Griles, LLC, a Washington, D.C.-based consulting firm that provides analytic and strategic advice to senior executives of corporations. Mr. Lundquist also serves as Director of Coeur d'Alene Mines Corporation, a company engaged in the operation, ownership, development and exploration of silver and gold mining property.

     Charles E. Ramsey, Jr. Mr. Ramsey is a graduate of the Colorado School of Mines with a Petroleum Engineering degree and a graduate of the Smaller Company Management program at the Harvard Graduate School of Business Administration. Mr. Ramsey has served as a Director of the Company since August 1997. Mr. Ramsey served as a Director of Parker & Parsley from October 1991 until August 1997. Since October 1991, he has operated an independent management and financial consulting firm. From June 1958 until June 1986, Mr. Ramsey held various engineering and management positions in the oil and gas industry and, for six years before October 1991, was a Senior Vice President in the Corporate Finance Department of Dean Witter Reynolds Inc. in its Dallas, Texas office. His industry experience includes 12 years of senior management experience with May Petroleum Inc. in the positions of President, Chief Executive Officer and Executive Vice President. Mr. Ramsey is also a former director of MBank Dallas, the Dallas Petroleum Club and Lear Petroleum Corporation.

     Frank A. Risch. Mr. Risch earned a B.S. degree in business administration in 1964 from Pennsylvania State University and an M.S. degree in industrial administration in 1966 from Carnegie Mellon University. After joining Exxon Corporation in 1966 as a financial analyst, he held various positions in finance, planning and marketing with Exxon and its operating affiliates in the U.S. and abroad for nearly 38 years. Mr. Risch retired as Vice President and Treasurer of Exxon Mobil Corporation in June 2004 and was appointed to the Company's Board of Directors in August 2005. He serves on the Business Board of Advisors of the Tepper School of Business at Carnegie Mellon University. He is active in civic and community organizations, serving as Chairman of the Finance Committee and Treasurer of the Dallas Theater Center and as a member of the Board of Directors of Dallas CASA (Court Appointed Special Advocates). Mr. Risch is also a member of the Financial Executives Institute, the World Affairs Council of Greater Dallas and the Dallas Committee on Foreign Relations.

     Mark S. Sexton. Mr. Sexton is the Chief Executive Officer and Director of KFx, Inc. which offers combined energy, environmental and economic solutions to coal-fired power generating facilities and industrial coal users in the United States and internationally. Mr. Sexton graduated from Stanford University in 1978 with a Bachelor of Science degree in mechanical engineering and is registered as a professional engineer in Colorado. He joined the Company's Board of Directors in September 2004, in accordance with the terms of the Company's merger with Evergreen. Mr. Sexton was employed in various technical, financial and management positions with Amoco Production Company, Norwest Bank and energy companies specifically targeting coal bed methane development until he joined Evergreen in 1989 where he initially managed the daily operating activities of Evergreen. Before Evergreen merged with the Company in September 2004, Mr. Sexton served as a director of Evergreen from March 1995, President and Chief Executive Officer from June 1995 and Chairman of the Board of Directors from 1999. Subsequent to the Evergreen merger, he became managing director and Chief Executive Officer of Evergreen Energy Company. Mr. Sexton is a past president of the Colorado Oil & Gas Association, a board member of the Independent Petroleum Association of America, an executive committee member of the Independent
Petroleum Association of Mountain States and a member of the Society of Petroleum Engineers.

     Robert A. Solberg. Mr. Solberg earned a Bachelor of Science in Civil Engineering from the University of North Dakota in 1969, and is a licensed Petroleum Engineer. Mr. Solberg spent over three decades working for Texaco Inc. throughout the world. He served his last ten years as a Corporate Vice President with several management roles including President of International E&P and President of Upstream Commercial Development. He elected to retire in 2002 and joined the Company's Board of Directors in 2002. He continues to live in Houston, Texas with a focus on investment management and business consultation.

Mr. Solberg serves as an outside Director and non-executive Chairman of JDR Cable Systems, Ltd., a privately owned British company. Since December of 2005, Mr. Solberg has served as Chairman of the Board of Directors for Scorpion Offshore Ltd, a Bermuda based corporation that owns and operates offshore drilling rigs. He also enjoys a history of civic leadership and currently serves on the University of North Dakota Alumni Association Board with a director role on their investment committee.

     Jim A. Watson. Mr. Watson became a Director of the Company in September 2004. He earned a Bachelor of Arts degree from the University of Texas in 1962 and graduated, with honors, from The University of Texas School of Law in 1964. Mr. Watson has served as Senior Counsel for the law firm of Carrington, Coleman, Sloman, & Blumenthal, L.L.P. in Dallas, Texas since June 2003. Before then, he was a partner at the law firm of Vinson & Elkins L.L.P. in Dallas, Texas. From 1987 to 1995, he held the position of Adjunct Professor at The University of Texas School of Law and from 2000 to 2004, Mr. Watson was Chairman of the Advisory Board of the Clement Center for Southwestern Studies at Southern Methodist University. Since 1989, Mr. Watson has been included in the corporate mergers and acquisitions section of The Best Lawyers in America.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors of the Company held sixteen meetings and four meetings of the independent members of the Board of Directors during 2005. No director attended fewer than 75 percent of the total number of meetings of the Board of Directors. In addition, no director attended fewer than 75 percent of the total number of meetings of all committees of the Board of Directors on which that director served.

     The Board of Directors has three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee.

     Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report", included herein, and the "Audit Committee Charter" that is posted on the Company's website at www.pxd.com and attached hereto as Annex A. The members of the Audit Committee are Messrs. Gardner (Chairman), Jones, Risch, Solberg and Watson and Mrs. Lawson. The Audit Committee held eight meetings during 2005.

     The Compensation and Management Development Committee periodically reviews the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company, and approves the annual salaries, bonuses, stock option awards and restricted stock awards to the Company's executive officers. The Compensation and Management Development Committee also administers the Company's Long-Term Incentive Plan and oversees the Company's succession planning. Additional information regarding the functions performed by the Compensation and Management Development Committee and its membership is set forth in the "Compensation and Management Development Committee Report on Executive Compensation" included herein, and the "Compensation and Management Development Committee Charter" that is posted on the Company's website at www.pxd.com. The members of the Compensation and Management Development Committee are Messrs. Buchanan (Chairman), Baroffio, Lundquist and Ramsey. The Compensation and Management Development Committee held eleven meetings during 2005.

     The Nominating and Corporate Governance Committee assists the Board of Directors in evaluating potential new members of the Board of Directors, recommending committee members and structure, and advising the Board of Directors about corporate governance practices. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in "Corporate Governance" included herein, and the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.pxd.com. The members of the Nominating and Corporate Governance Committee include all non-employee directors. The Nominating and Corporate Governance Committee held four meetings during 2005.

                                    ITEM TWO

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent auditors of the Company for 2006. Ernst & Young LLP have audited the Company's financial statements since 1998. The 2005 audit of the Company's annual consolidated financial statements and effectiveness of internal control over financial reporting was completed on February 15, 2006.

     The Board of Directors is submitting the selection of Ernst & Young LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders to communicate through their vote with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

     The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Ernst & Young LLP does not limit the authority of the Audit Committee to change auditors at any time.

     Audit Fees. The aggregate fees of Ernst & Young LLP for professional services rendered for the audits of the Company's annual consolidated financial statements included in its Annual Report on Form 10-K, audit of the Company's internal control over financial reporting, reviews of the Company's quarterly financial statements included in its Quarterly Reports on Form 10-Q and reviews of the Company's other filings with the Securities and Exchange Commission (the "SEC") including comfort letters, consents and other research work necessary to comply with generally accepted auditing standards for the years ended December 31, 2005 and 2004 were $1,187,000 and $987,000, respectively.

     Audit-Related Fees. The aggregate fees of Ernst & Young LLP for audit-related services provided to the Company totaled $46,000 and $42,000 during each of the years ended December 31, 2005 and 2004. Audit-related services were comprised of audits of the Company's 401(k) plan and certain affiliated partnerships.

     Tax Services Fees. The aggregate fees of Ernst & Young LLP for tax services provided to the Company totaled $49,000 and $82,000 during the years ended December 31, 2005 and 2004, respectively. Tax services were primarily comprised of tax return preparation services for expatriates and the Company's international subsidiaries.

     Other Fees. The aggregate fees of Ernst & Young LLP for other services provided to the Company during the years ended December 31, 2005 and 2004 totaled $6,500 for each year. The other services were comprised of access to Ernst & Young LLP's on-line research services.

     The Charter of the Company's Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of Ernst & Young LLP's audit, audit-related, tax and other services. During 2005, the Audit Committee pre-approved 100 percent of the services described above under the captions "Audit-Related Fees," "Tax Services Fees" and "Other Fees."

     The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

     The audit report of Ernst & Young LLP on the Company's annual consolidated financial statements for 2005, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope. The audit report of Ernst & Young LLP on management's assessment that the Company maintained effective internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope.

     In connection with the audits of the Company's annual consolidated financial statements for 2005, 2004 and 2003, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of such independent accountants, would have caused such independent accountants to make reference to the matter in their audit report.

     The Board of Directors recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP.

                                   ITEM THREE

                  ADOPTION OF THE 2006 LONG-TERM INCENTIVE PLAN

General

     The Compensation and Management Development Committee (the "Committee") of the Board of Directors has recommended, subject to stockholder approval, the adoption of the Company's 2006 Long-Term Incentive Plan (the "2006 Plan"). A summary description of the material features of the 2006 Plan is set forth below. The 2006 Plan document has been filed with the Securities and Exchange Commission as Appendix A to this Proxy Statement and is incorporated by reference into this proposal.

     The Company currently sponsors the Pioneer Natural Resources Company Long-Term Incentive Plan, which was adopted in 1997 (the "1997 LTIP"), pursuant to which 5,064,330 shares of common stock were the subject of outstanding awards as of March 14, 2006. In addition, 8,127,613 shares remain available for new awards under the 1997 LTIP (as compared to the 4,600,000 shares that will be authorized for issuance under the 2006 Plan) as of March 14, 2006. The exercise prices for outstanding stock options under the 1997 LTIP range from $5.81 to $42.44 per share. Currently, the 1997 LTIP provides for the granting of options, performance units, restricted stock awards, restricted stock units and stock appreciation rights. If the 2006 Plan is approved, no additional awards will be made under the 1997 LTIP.

     With the approval of the 2006 Plan, the Company will be able to continue to use an array of equity compensation alternatives in structuring compensation arrangements for Company personnel, directors and consultants. The 2006 Plan will make available awards through which eligible persons may acquire and maintain stock ownership in the Company. While the Board of Directors is cognizant of the potential dilutive effect of compensatory stock awards and the expense reflected on the Company's statement of operations, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. No award may be granted under the 2006 Plan on or after the ten year anniversary of its effectiveness.

Description of the Proposed Plan

     The description of the 2006 Plan set forth below is a summary of the material features of the 2006 Plan as proposed. This summary does not purport to be a complete description of all the provisions of the 2006 Plan. The purpose of the 2006 Plan is to provide a means to enhance the profitable growth of the Company and its subsidiaries by attracting and retaining employees, directors and consultants of the Company through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of the common stock. The 2006 Plan also provides additional incentives and reward opportunities designed to strengthen such individuals' concern for the welfare of the Company and their desire to remain in its employ. The 2006 Plan achieves this purpose by permitting grants of (i) incentive stock options ("Incentive Options"), (ii) options that do not constitute incentive stock options ("Nonstatutory Options," and together with Incentive Options, "Options"), (iii) restricted stock awards ("Restricted Stock Awards"), (iv) restricted stock units ("Restricted Stock Units"), (v) stock appreciation rights ("SARs"), or (vi) any combination of such awards (collectively referred to as "Awards"). See "- Securities To Be Offered."

     The 2006 Plan,  in part,  is intended to qualify  under the  provisions  of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2006 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Administration of the 2006 Long-Term Incentive Plan

     The Board of Directors of the Company has appointed the Committee to administer the 2006 Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board of Directors chooses to take action under the 2006 Plan. Unless otherwise limited by the 2006 Plan, Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), or any provisions of the Code, the Committee has broad discretion to administer the 2006 Plan, interpret its provisions, and adopt policies for implementing the 2006 Plan. This discretion includes the power to determine when and to whom Awards will be granted, determine the amount of such Awards (measured in cash, shares of common stock or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the 2006 Plan, terminate, modify or amend the 2006 Plan, and execute all other responsibilities permitted or required under the 2006 Plan.

Persons Who May Participate in the 2006 Long-Term Incentive Plan

     Any individual who provides services to the Company or its subsidiaries, including non-employee directors of and consultants for the Company (an "Eligible Person"), and who is designated by the Committee to receive an Award under the 2006 Plan will be a "Participant." An employee on leave of absence may be considered still employed by the Company or a subsidiary for purposes of determining eligibility for participation under the 2006 Plan. Any individual granted an Award which remains outstanding under the 2006 Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2006 Plan. The Company currently has 11 non-employee directors, 18 officers and approximately 1,500 other employees who are eligible to participate in the 2006 Plan.

     With respect to a grant of Incentive Options, which comply with Section 422 of the Code, a Participant must be an employee of the Company or one of its corporate subsidiaries and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the common stock underlying the Incentive Option.

Maximum Number of Shares Subject to Award

     A Participant under the 2006 Plan will be eligible to receive an Award pursuant to the terms of the 2006 Plan and subject to any limitations imposed by appropriate action of the Committee. No Award may be granted if the Award relates to a number of shares of common stock which exceeds the number of shares which remain available under the 2006 Plan minus the number of shares issuable in settlement of or relating to outstanding Awards under the 2006 Plan. Additionally, in each fiscal year or 12-month period, as applicable, during any part of which the 2006 Plan is in effect, a "Covered Employee" for purposes of section 162(m) of the Code (discussed below) may not be granted (i) Awards (other than Awards designated to be paid only in cash) relating to more than 250,000 shares of common stock, subject to adjustment in a manner consistent with the other provisions of the 2006 Plan, and (ii) Awards designated to be paid only in cash having a value determined on the date of grant in excess of $4,000,000.

Securities to be Offered

     Shares Subject to the 2006 Plan. The maximum aggregate number of shares of common stock that may be granted for any and all Awards under the 2006 Plan shall not exceed 4,600,000 shares (subject to any adjustment due to recapitalization or reorganization permitted under the 2006 Plan), and the total number of shares of common stock received and available for delivery in connection with Incentive Options under the 2006 Plan will not exceed 4,600,000 shares. If common stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of common stock or is otherwise terminated without a delivery of shares to a Participant, the shares of common stock that were subject to that Award will again be available for issue, transfer or exercise pursuant to Awards under the 2006 Plan to the extent allowable by law. The common stock subject to Awards pursuant to the 2006 Plan may be authorized but unissued shares, shares held by the Company in treasury, or shares that have been reacquired by the Company, including shares that have been bought on the market for the purposes of the 2006 Plan. The fair market value of the common stock on a given date will be the closing price of a share of common stock so reported by the New York Stock Exchange ("NYSE") on the most recent date on which shares of common stock were publicly-traded preceding the date with respect to which the fair market value determination is made. There are no fees, commissions or other charges applicable to a purchase of common stock under the 2006 Plan.

Awards

     Stock Options. The Company may grant Options to Eligible Persons, including
(i) Incentive Options (only to employees of the Company or its subsidiaries), which comply with section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the 2006 Plan will be stated in the Option agreement and may vary; provided, however, that the exercise price for an Option must not be less than the greater of (a) the par value per share of common stock or (b) 100% of the fair market value per share of the common stock as of the date of grant of the Option. Options may be exercised as the Committee determines, but not later than ten years from the date of grant. Incentive Options will not be granted more than ten years after the approval of the 2006 Plan by the Company's stockholders. Any Incentive Option that fails to comply with section 422 of the Code for any reason will result in the reclassification of the Option as a Nonstatutory Option, which will be exercisable as such. The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in common stock, other Awards, or other property) and the methods and forms in which common stock (including common stock issuable pursuant to the Option) will be delivered to a Participant.

     SARs. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of the common stock on the date of exercise over the grant price of the SAR, as determined by the Committee. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. However, an SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of an Option will be exercisable as the Committee determines. The term of an SAR will be for a period determined by the Committee but will not exceed ten years. SARs may be paid in cash, stock or a combination of cash and stock, as the Committee provides in the Award agreement governing the SAR.

     Restricted Stock Awards. A Restricted Stock Award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Committee. Except as otherwise provided under the terms of the 2006 Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a stockholder, including the right to vote the common stock subject to the Restricted Stock Award or to receive dividends on the common stock subject to the Restricted Stock Award (and subject to any mandatory reinvestment or other requirements imposed by the Committee). As a condition of a Restricted Stock Award grant, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of common stock subject to a Restricted Stock Award be automatically reinvested in additional Restricted Stock Awards or applied to the purchase of additional Awards under the 2006 Plan. Unless otherwise determined by the Committee, common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

     Restricted Stock Units. Restricted Stock Units are rights to receive common stock, cash, or a combination of both at the end of a specified period. The Committee may subject Restricted Stock Units to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement, and those restrictions may lapse at such times determined by the Committee. Restricted Stock Units may be satisfied by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the Restricted Stock Units, or any combination thereof determined by the Committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of common stock covered by Restricted Stock Units will be either (i) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted common stock having a fair market value equal to the amount of such dividends, or (ii) automatically deemed reinvested in additional Restricted Stock Units, other Awards, or other investment vehicles permitted by the Committee and elected by the Participant, unless otherwise determined by the Committee on the date of grant.

     Bonus Stock and Awards in Lieu of Company Obligations. The Committee is authorized to grant common stock as a bonus, or to grant common stock or other Awards in lieu of obligations to pay cash or deliver other property under the 2006 Plan or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Exchange Act. The Committee will determine any terms and conditions applicable to grants of common stock or other Awards, including performance criteria associated with an Award. Any grant of common stock to an officer of the Company or a subsidiary in lieu of salary or other cash compensation will be reasonable, as determined by the Committee.

     Dividend Equivalents. Dividend equivalents may be granted, entitling a Participant to receive cash, common stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the Committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award. The Committee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional common stock, Awards, or other investment vehicles. The Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

     Other Stock-Based Awards. Participants may be granted, subject to applicable legal limitations and the terms of the 2006 Plan and its purposes, other Awards related to common stock (in terms of being valued, denominated, paid or otherwise defined by reference to common stock). Such Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of common stock or the value of securities of or the performance of specified subsidiaries. The Committee will determine the terms and conditions of all such Awards, including without limitation, method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award. Cash awards may granted as an element of or a supplement to any Awards permitted under the 2006 Plan.

     Performance Awards. The Committee may designate that certain Awards granted under the 2006 Plan constitute "performance" Awards ("Performance Awards") or may grant separate cash bonus annual incentive awards as Performance Awards. A Performance Award is any Award, the grant, exercise or settlement of which is subject to one or more performance standards. Additionally, a Performance Award is an Award granted to a person designated by the Committee, at the time of grant of the Performance Award, as likely to be a Covered Employee within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation ss. 1.162-27 and successor regulations thereto) for the fiscal year. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria) shall be used by the Committee in establishing performance goals: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) return on assets and/or return on investment; (vii) return on capital; (viii) return on equity; (ix) economic value added; (x) operating margin; (xi) contribution margin; (xii) net income; (xiii) pretax earnings; (xiv) pretax earnings before interest, depreciation, amortization, exploration and abandonment costs; (xv) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, or operating income; (xvi) total stockholder return; (xvii) debt reduction; (xviii) production growth; (xix) general and administrative expenses; (xx) reserve replacement; (xxi) finding and development costs; (xxii) net asset value; (xxiii) operating costs; and (xxiv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a selected group of companies.

Other Provisions

     Tax Withholding. At the discretion of the Committee and subject to conditions that the Committee may impose, a Participant's minimum statutory tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of common stock issuable pursuant to the Award based on the fair market value of the shares.

     Merger or Recapitalization. If any change is made to the Company's capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Committee as to the number and price of shares subject to an Award under the 2006 Plan.

     Change in Control. Upon a Change in Control (as such term is defined in the 2006 Plan), with respect only to Awards held by Participants who are employees or directors of the Company, (i) all outstanding SARs and Options shall immediately become fully vested and exercisable in full; (ii) the restriction period of any Restricted Stock Award or Restricted Stock Unit shall immediately be accelerated and the restrictions shall expire; and (iii) the performance goals established under any Performance Award will be deemed to have been met for all performance periods and the holder will be paid a pro rata portion of all associated targeted performance goals.

     Amendment. Without stockholder or Participant approval, the Board of Directors may amend, alter, suspend, discontinue or terminate the 2006 Plan or the Committee's authority to grant Awards under the plan, except that any amendment or alteration to the 2006 Plan, including any increase in any share limitation, shall be subject to the approval of the Company's stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of the NYSE. The Board of Directors may otherwise, in its discretion, determine to submit other such changes to the 2006 Plan to stockholders for approval. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2006 Plan; provided, that without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

     Transferability of Awards. In accordance with the rules prescribed by the Committee, the Committee may permit a person to transfer, in the form of a gift, Nonstatutory Options or SARs, or may authorize all or a portion of such Awards to be granted to an Eligible Person on terms which permit transfer by such Participant (i) to a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), and any person sharing the household of a holder of such Award ("Immediate Family Members"); (ii) to a trust in which Immediate Family Members have more than fifty percent of the beneficial interest; (iii) a foundation in which Immediate Family Members control the management of assets; or (iv) any other entity in which Immediate Family Members own more than fifty percent of the voting interests. An Option, SAR, Restricted Stock Unit or Restricted Stock Award may be transferred pursuant to a domestic relations order. Other than as described above, Awards will not be transferable other than by will or the laws of descent and distribution. Notwithstanding any provision to the contrary, Incentive Options will not be transferable other than by will or the laws of descent and distribution.

Federal Tax Consequences

     The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the 2006 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the 2006 Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

     Incentive Options; Nonstatutory Options; SARs. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "--Tax Code Limitations on Deductibility" below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

     Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant's regular tax liability in a later year to the extent the Participant's regular tax liability is in excess of the alternative minimum tax for that year.

     Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a "Disqualifying Disposition"), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm's length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

     The Company and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company (or a subsidiary) will then, subject to the discussion below under "--Tax Code Limitations on Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

     Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

     The 2006 Plan allows the Committee to permit the transfer of Awards in limited circumstances. See "--Other Provisions - Transferability of Awards." For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

     The Internal Revenue Service (the "IRS") has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

     In addition, if the Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor's gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $12,000 per donee, (ii) the transferor's lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant's gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

     This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.

     Restricted Stock Awards; Restricted Stock Units; Cash Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of Restricted Stock Units denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives common stock in satisfaction of the Restricted Stock Units in an amount equal to the fair market value of the common stock received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a Restricted Stock Award or Bonus Stock Award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under
Section 83(b) of the Code or (ii) when the common stock is received, in cases where a Participant makes a valid election under Section 83(b) of the Code.

     A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a Participant prior to the time that the common stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant's capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

     Subject to the discussion immediately below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

     Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

     The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 2006 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

     Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the 2006 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of common stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. If the 2006 Plan is approved at the Annual Meeting, a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 250,000 shares of common stock or, with respect to Awards not related to shares of common stock, $4,000,000, in any given fiscal year. Although the 2006 Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Company may determine that it is in its best interests not to satisfy the requirements for the exception. See "Awards - Performance Awards."

Long-Term Incentive Plan Benefit Table

     As of the date of this Proxy Statement, no director, executive officer or employee of the Company has been granted any Awards under the 2006 Plan. The Awards, if any, that will be granted to eligible persons under the 2006 Plan are subject to the discretion of the Committee and, therefore, are not determinable. The following table sets forth, for the named executive officers (as defined below under "Compensation - Summary Compensation Table"), Mr. Richard P. Dealy, the Company's Executive Vice President and Chief Financial Officer, and certain groups, all Awards granted in 2005 under the 1997 LTIP:

            Name and Principal Position                    Number of Shares Underlying Awards
            ---------------------------                    ----------------------------------
Scott D. Sheffield                                                        63,000
   Chairman and Chief Executive Officer
Timothy L. Dove                                                           24,000
   President and Chief Operating Officer
A. R. Alameddine                                                          14,000
   Executive Vice President - Worldwide Negotiations
Chris J. Cheatwood                                                        14,000
   Executive Vice President - Worldwide Exploration
Danny L. Kellum                                                           14,000
   Executive Vice President - Domestic Operations
Richard P. Dealy                                                          14,000
   Executive Vice President and Chief Financial Officer

All Executive Officers as a Group (9 persons)                            174,500
Non-Executive Director Group (11 persons)                                 27,746
Non-Executive Officer Employee Group (approximately 1,500              1,209,023
   persons)
Total                                                                  1,411,269

     If the 2006 Plan submitted to stockholders is not approved by stockholders at the Annual Meeting, the 2006 Plan will not be adopted and no Awards will be granted under the 2006 Plan.

     The Board of Directors recommends that stockholders vote FOR the approval of the proposed Pioneer Natural Resources Company 2006 Long-Term Incentive Plan. Because each of the Company's directors and executive officers will be eligible to receive Awards under the proposed plan, each of the directors and executive officers of the Company has an interest in, and may benefit from, the adoption of the proposed plan.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain information about common stock that may be issued upon the exercise of options under the 1997 LTIP, Employee Stock Purchase Plan and predecessor equity compensation plans. The table does not reflect the 4,600,000 shares of common stock authorized for issuance under the 2006 Plan if adopted by the stockholders at the Annual Meeting under Item Three.

                                                                                            (b)
                                                  (a)                               Number of Securities
                                               Number of            Weighted        Remaining Available
                                           Securities to be     Average Exercise    for Future Issuance
                                         Issued Upon Exercise       Price of           Under Equity
                                                  of               Outstanding      Compensation Plans
                                          Outstanding Options       Options,       (Excluding Securities
                                           Warrants, Awards       Warrants and         Reflected in
Plan Category                                 and Rights           Rights (c)           Column (a))
--------------------------------------   --------------------   ----------------   ---------------------
Equity Compensation Plans Approved by
Security holders (d):
     Long-Term Incentive Plan                   1,922,215            $20.66              8,467,964
     Employee Stock Purchase Plan                      --                --                513,406
     Predecessor plans                            763,183            $19.45                     --
                                                ---------                                ---------
                                                2,685,398                                8,981,370
                                                =========                                =========

-----------
(a) There are no outstanding warrants or equity rights awarded under the Company's equity compensation plans. The securities do not include restricted stock awarded under the 1997 LTIP.
(b) The 1997 LTIP provides for the issuance of a maximum number of shares of common stock equal to ten percent of the total number of shares of common stock equivalents outstanding less the total number of shares of common stock subject to outstanding awards under any stock-based plan for the directors, officers or employees of the Company. The number of remaining securities available for future issuance under the Company's Employee Stock Purchase Plan is based on the original authorized issuance of 750,000 shares less 236,594 cumulative shares issued through December 31, 2005.
(c) These amounts represent the weighted average exercise price for the total number of outstanding options. (d) All equity compensation plans have been approved by security holders.


                                  COMPENSATION

Compensation of Directors

     The Board of Directors believes providing competitive compensation is necessary to attract and retain qualified non-employee directors. The Board of Directors believes that the compensation package should require a significant portion of the total compensation package to be equity based to align the interests of the Board of Directors and the Company's stockholders but should also allow each director the flexibility to choose to receive a portion of the director's compensation in cash. To maintain competitive director compensation, the Compensation and Management Development Committee (the "Committee") periodically engages a compensation consultant to conduct a benchmarking review of outside director pay.

     The elements of compensation for the Company's non-employee directors for the 2005-2006 director year, which runs from the annual meeting of 2005 to the annual meeting of 2006, are as follows:

     o Each non-employee director receives an annual base retainer fee of $40,000 and an annual fee of $10,000 for service on one or more committees.
     o    Audit Committee members receive an additional $7,500 annual fee.
     o The geosciences specialist on the Board of Directors receives an additional $7,500 annual fee.
     o    The lead director receives an additional $15,000 annual fee.
     o The chairman of the Audit Committee receives an additional $7,500 annual fee and each other committee chairman receives an additional $2,500 annual fee.

     Additionally, each non-employee director is provided information technology support by the Company and is also reimbursed for travel expenses to attend meetings of the Board of Directors or its committees, travel and entertainment expenses for each director's spouse who is invited to accompany directors to meetings of the Board of Directors, director education, seminars and trade publications. No additional fees are paid for attendance at Board of Directors or committee meetings. The Company's Chief Executive Officer does not receive additional compensation for serving on the Board of Directors.

     Under this compensation program, non-employee directors are eligible to receive their fees in the form of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units. The Company can use these awards instead of cash to pay its non-employee directors all or part of their annual fees. The Board of Directors determines the form (or combination of forms) of compensation each year, based on the economic and other circumstances at the time of award and based on its view of which awards will best align the interests of the stockholders and the Board of Directors. For both the 2005-2006 and 2006-2007 director years, the non-employee directors could choose to be compensated for their annual directors' fees in (i) 100 percent cash, (ii) 100 percent restricted stock units ("RSU") or (iii) a 50/50 combination of any thereof.

     In addition to their annual base pay retainer fee, directors received an annual equity award of $60,000 in restricted stock units. The restricted stock units vest after one year. Retirement before the first anniversary of the annual equity award grant results in pro rata vesting based on the number of quarterly meetings remaining in the director year.

     New directors joining the Board of Directors after May 2005 received a pro rata portion of the $60,000 annual equity award in restricted stock units based on the number of quarterly meetings remaining in the director year. The number of shares granted is determined by dividing the value of the equity award by the closing price of one share of Company stock on the last day preceding the day the director joins the Board of Directors.

     Each non-employee director, upon commencement of initial service as a director, receives $125,000 of restricted stock units. Directors who served on the Board of Directors of a company that was acquired or merged into the Company and joined the Company's Board of Directors as a result of the acquisition or merger are not eligible for this award. The price used to calculate the number of shares granted is based on the closing stock price on the day prior to the day the director is elected to serve on the Board of Directors. The shares granted are subject to vesting and transfer restrictions that lapse with respect to one-third of the shares each year following the grant over a three-year period. Retirement before the third anniversary of the grant results in pro rata vesting based on the number of quarterly meetings remaining in the three-year vesting period.

     The vesting of ownership and the lapse of transfer restrictions on restricted stock units to non-employee directors is accelerated in the event of the death or disability of the director or a change in control of the Company.

     The following table summarizes annual director fees and equity awards earned by the Company's non-employee directors during the year ending December 31, 2005:

                                    Annual Director Compensation (Fees + RSU) for the Year Ended December 31, 2005
                                    ------------------------------------------------------------------------------
                             Annual     Committee        Special          Other        Annual RSU             Underlying RSUs
Name                        Retainer  Participation  Fees/Awards (a)  Perquisites (b)     Award      Total       Awarded
                            --------  -------------  ---------------  ---------------  ----------  ---------  ---------------

James R. Baroffio.......... $ 40,000    $ 10,000        $  7,500          $ 1,752       $ 60,000   $ 119,252      1,586
Edison C. Buchanan (c)..... $ 40,000    $ 10,000        $  2,500          $   872       $ 60,000   $ 113,372      2,974
R. Hartwell Gardner (c)(d). $ 40,000    $ 17,500        $  5,625          $    88       $ 60,000   $ 123,213      3,304
James L. Houghton (d)...... $ 40,000    $ 17,500        $  1,875          $   535       $ 45,000   $ 104,910      1,190
Jerry P. Jones............. $ 40,000    $ 17,500        $      -          $ 1,507       $ 60,000   $ 119,007      1,586
Linda K. Lawson............ $ 40,000    $ 17,500        $      -          $ 1,677       $ 60,000   $ 119,177      1,586
Andrew D. Lundquist (c).... $ 40,000    $ 10,000        $      -          $     -       $ 60,000   $ 110,000      2,908
Charles E. Ramsey, Jr (c).. $ 40,000    $ 10,000        $ 15,000          $ 1,672       $ 60,000   $ 126,672      3,304
Frank A. Risch (e)......... $ 20,000    $  8,750        $125,000          $     -       $ 45,000   $ 198,750      4,154
Mark S. Sexton............. $ 40,000    $  7,500        $      -          $   150       $ 60,000   $ 107,650      1,586
Robert A. Solberg (c)...... $ 40,000    $ 17,500        $      -          $   417       $ 60,000   $ 117,917      1,586
Jim A. Watson.............. $ 40,000    $ 17,500        $      -          $     -       $ 60,000   $ 117,500      1,586

-----------
(a) Mr. Baroffio received a $7,500 annual fee for acting as the geosciences specialist on the Board of Directors; Mr. Buchanan received a $2,500 annual fee for acting as the chairman of the Compensation and Management Development Committee; Messrs. Gardner and Houghton shared the $7,500 annual fee for chairing the Audit Committee; Mr. Ramsey received a $15,000 annual fee for acting as the Board of Director's lead director and Mr. Risch received an initial service award of $125,000 in restricted stock units.
(b)  Other perquisites include travel and entertainment costs of spouses.
(c) Each of these directors elected to receive some or all of his annual retainer in restricted stock or restricted stock units, described as follows:
         o Messrs. Buchanan and Gardner chose to receive 100 percent of their annual retainer in restricted stock for the 2004-2005 director year and in restricted stock units for the 2005-2006 director year.
         o Messrs. Lundquist and Ramsey chose to receive 100 percent of their annual retainer in cash for the 2004-2005 director year and 100 percent of their annual retainer in restricted stock units for the 2005-2006 director year.
         o Mr. Solberg chose to receive 100 percent of his annual retainer in restricted stock for the 2004-2005 director year and 100 percent of his annual retainer in cash for the 2005-2006 director year.
         o   All other directors received their annual retainer in cash.
(d) Mr. Houghton retired from the Board of Directors effective December 19, 2005, and Mr. Gardner assumed Committee Chair for the Audit Committee effective with the May 10, 2005 Board of Directors meeting.
(e)  Mr. Risch joined the Board of Directors effective August 10, 2005.

     During 2005, the Committee engaged the services of Hewitt Associates to conduct a review of the compensation of its non-employee directors. The review included an analysis of the director compensation practices of a peer group consisting of independent oil and gas exploration and production companies with similar asset, revenue and capital investment profiles as the Company's. Based on the results of Hewitt's benchmarking of the Company's peer group, the Board of Directors approved the following compensation changes for the 2006-2007 director year, which begins at the Annual Meeting.

         o   Increase the annual retainer from $40,000 to $50,000.
         o Increase the value of the annual equity based award from $60,000 to $80,000.
         o Increase the initial equity based award to attract new directors from $125,000 to $150,000.

Hewitt concluded these changes resulted in total director compensation that is competitive but below the 50th percentile of industry peers.

Compensation of Executive Officers

     The compensation paid to the Company's executive officers generally consists of base salaries, annual bonuses, awards under the 1997 LTIP, contributions to the Company's 401(k) retirement plan, contributions to the Company's deferred compensation retirement plan and miscellaneous perquisites. The following table summarizes the total compensation for 2005, 2004 and 2003 awarded to, earned by or paid to (i) the Company's Chief Executive Officer, (ii) the Company's four most highly compensated executive officers other than its Chief Executive Officer, as determined by reference to total annual salary and bonus for 2005 (the persons identified in subparagraphs (i) and (ii) are sometimes referred to herein as the "named executive officers"), and (iii) although not required by the rules of the Securities and Exchange Commission, the Company's Chief Financial Officer:

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                                                                   Compensation
                                              Annual Compensation            ------------------------
                                    ---------------------------------------  Restricted      Shares
    Name and                                                 Other Annual       Stock      Underlying     All Other
Principal Position           Year    Salary    Bonus (a)   Compensation (b)   Awards(c)      Options    Compensation(d)   Total(e)
------------------           ----   --------   ---------   ----------------   ----------   ----------   ---------------   ----------

Scott D. Sheffield           2005   $825,000   $948,750        $ 34,272       $2,455,110           -        $106,360      $4,369,492
Chief Executive Officer      2004   $775,000   $775,000        $ 81,525       $1,522,448           -        $100,860      $3,254,833
                             2003   $700,000   $919,000        $ 19,482       $  302,400      90,000        $ 93,155      $2,034,037

Timothy L. Dove              2005   $475,000   $464,000        $  9,968       $  935,280           -        $ 68,500      $1,952,748
President and                2004   $382,417   $364,000        $  9,468       $  518,280           -        $ 58,742      $1,332,907
Chief Operating Officer      2003   $315,000   $302,000        $  5,004       $  100,800      30,000        $ 51,500      $  774,304

A.R. Alameddine              2005   $330,000   $247,000        $  7,750       $  545,580           -        $ 54,000      $1,184,330
Executive Vice President-    2004   $315,000   $189,000        $ 12,955       $  485,888           -        $ 52,000      $1,054,843
Worldwide Negotiations       2003   $210,000   $165,375        $      -       $  100,800      20,500        $ 41,000      $  517,175

Chris J. Cheatwood           2005   $330,000   $247,000        $ 13,272       $  545,580           -        $ 54,000      $1,189,852
Executive Vice President-    2004   $315,000   $141,750        $ 19,405       $  485,888           -        $ 52,000      $1,014,043
Worldwide Exploration        2003   $315,000   $283,500        $  5,651       $  100,800      30,000        $ 51,500      $  756,451

Danny L. Kellum              2005   $330,000   $247,000        $  6,277       $  545,580           -        $ 54,000      $1,182,857
Executive Vice President-    2004   $315,000   $283,500        $  9,636       $  485,888           -        $ 52,000      $1,146,024
Domestic Operations          2003   $315,000   $283,500        $  8,981       $  100,800      30,000        $ 52,125      $  760,406

Richard P. Dealy             2005   $300,000   $254,000        $ 13,491       $  545,580           -        $ 51,000      $1,164,071
Executive Vice President     2004   $226,667   $160,500        $ 14,037       $  233,226           -        $ 42,519      $  676,949
and Chief Financial Officer  2003   $220,000   $173,250        $  5,414       $   52,920      15,750        $ 42,000      $  493,584

-----------
(a) Represents the amount awarded under the Company's annual bonus program that was paid during the three months ended March 31, 2006, 2005 and 2004, respectively.
(b)  For 2005, this column represents the following miscellaneous perquisites:

                                                                 Travel and
                                       Country                  Entertainment       Other               Total
                                        Club      Financial       Costs of        Estimated        Miscellaneous
                                        Dues      Counseling     Spouses (1)     Perquisites (2)    Perquisites

       Scott D. Sheffield..........    $ 6,495     $ 2,835        $ 23,486         $ 1,456            $ 34,272
       Timothy L. Dove.............    $ 5,400     $   767        $  3,450         $   351            $  9,968
       A. R. Alameddine............    $     -     $ 7,500        $    250         $     -            $  7,750
       Chris J. Cheatwood..........    $ 5,651     $ 7,500        $    121         $     -            $ 13,272
       Danny L. Kellum.............    $ 2,923     $     -        $  2,279         $ 1,075            $  6,277
       Richard P. Dealy............    $ 4,547     $ 7,500        $  1,053         $   391            $ 13,491

     (1)  Includes the Standard  Industry Fare Level value for travel on private
          aircraft   plus  any  full  travel  costs  for  travel  on  commercial aircrafts.

                                       21




     (2) Other estimated perquisites provided during 2005 included the costs of life insurance, officer physical exams and miscellaneous personal use of cell phones, computer and computer-related utilities provided for business use.

(c) The value of the 2005 restricted stock reported in this column was determined using the February 14, 2005 grant date closing price of $38.97 per share for the Company's common stock as reported by the NYSE. The restricted stock grant includes vesting restrictions that lapse on February 15, 2008. Holders of restricted stock are entitled to receive dividends, if any, paid on the Company's common stock. Aggregate unvested restricted stock grants as of December 31, 2005 and the corresponding value based on the closing price of the common stock as reported on the NYSE on December 30, 2005 ($51.27 per share) are: Mr. Sheffield, 124,350 shares, $6,375,425;
     Mr. Dove, 44,800 shares, $2,296,896; Messrs. Alameddine, Cheatwood and Kellum 33,750 shares each, $1,730,363 each; and Mr. Dealy, 23,660 shares, $1,213,048.
(d) For 2005, this column includes (i) contributions to qualified retirement plans of $21,000 to each of Messrs. Sheffield, Dove, Alameddine, Cheatwood, Kellum and Dealy; (ii) contributions to the Company's non-qualified deferred compensation retirement plan for Mr. Sheffield of $82,500; for Mr. Dove of $47,500; for Messrs. Alameddine, Cheatwood and Kellum of $33,000 each; and for Mr. Dealy of $30,000; and (iii) a $2,860 premium with respect to a term life insurance policy for the benefit of Mr. Sheffield.
(e) This column indicates, for the year presented, the sum of the values set forth in the columns "Salary," "Bonus," "Other Annual Compensation," "Restricted Stock Awards" and "All Other Compensation."

     Two of the Company's executive officers, Mr. Sheffield and Mr. Kellum, directly or indirectly hold working interests in wells of which the Company or a subsidiary is the operator. These interests were acquired in 1990 or earlier with the executive officers' personal funds pursuant to a program offered by the Company's predecessor. As such, the holders participate in the costs and revenues attributable to that working interest in accordance with customary industry terms. During 2005, the aggregate amounts of the distributions made to Messrs. Sheffield and Kellum were $33,806 and $13,249, respectively.

     Long-Term Incentive Plan. The Company's 1997 LTIP provides for employee and non-employee director grants in the form of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units. The maximum number of shares of common stock that may be issued under the 1997 LTIP is equal to ten percent of the total number of shares of common stock equivalents outstanding from time to time minus the total number of shares of stock subject to outstanding grants on the date of calculation under any other stock-based plan for employees or directors of the Company. The 1997 LTIP has 8,127,613 shares available for additional awards as of March 14, 2006 (compared to the 4,600,000 shares that will be available for awards if the 2006 Plan is adopted).

     The 1997 LTIP provides that awards may be forfeited or vested at termination of employment depending on the circumstances of termination and whether the participant had a written employment agreement.

     The 1997 LTIP provides that the Committee may determine whether a particular award under the 1997 LTIP will have change in control provisions. In general, awards under the 1997 LTIP contain provisions that provide that options and restricted stock or restricted stock units will become immediately vested and exercisable in full upon a change in control and that options will remain exercisable for their full original term regardless of whether and how the holder's employment is subsequently terminated.

     No stock options, stock appreciation rights or performance units were awarded under the 1997 LTIP in 2005. If the Company's 2006 Plan is adopted at the Annual Meeting, no further awards will be made under the 1997 LTIP.

     The following table sets forth, for each named executive officer and Mr. Dealy, information as to the exercise of stock options during 2005, and the value of unexercised stock options as of December 31, 2005:

      Aggregated options exercised during the year ended December 31, 2005 and value of unexercised options at December 31, 2005

                                                     Number of Securities           Value of Unexercised
                                                    Underlying Unexercised               In-the-Money
                           Shares                Options at December 31, 2005   Options at December 31, 2005(a)
                        Acquired on    Value     ----------------------------   -------------------------------
Name                      Exercise    Realized   Exercisable    Unexercisable   Exercisable       Unexercisable
----                    -----------  ----------  -----------    -------------   -----------       -------------
Scott D. Sheffield....     83,924    $2,296,142    302,000         30,000       $ 9,193,460         $ 797,300
Timothy L. Dove.......     46,499    $1,882,247    105,334          9,999       $ 3,218,669         $ 265,740
A.R. Alameddine.......     10,416    $  318,105     80,833          6,833       $ 2,574,298         $ 180,195
Chris J. Cheatwood....     23,500    $  851,539     67,667          9,999       $ 1,979,384         $ 265,740
Danny L. Kellum.......     77,667    $1,728,246          -          9,999       $         -         $ 265,740
Richard P. Dealy......     18,001    $  492,718     70,998          5,250       $ 2,296,437         $ 139,527

-----------
(a) Amounts were calculated by multiplying the number of unexercised options by $51.27, which was the closing price of the Company's common stock on December 30, 2005, and subtracting the aggregate exercise price, which was determined by multiplying the unexercised options by their respective exercise prices and summing the result.

     Retirement Plan. The Company provides a 401(k) retirement plan and a non-qualified deferred compensation retirement plan for executive officers of the Company but does not provide defined benefit retirement plans or restoration plans. Hewitt Associates has advised the Company that the retirement benefit value delivered through the 401(k) retirement plan and the non-qualified deferred compensation retirement plan is well below the median market retirement value.

     The non-qualified deferred compensation retirement plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual bonus payments. The Company provides a matching contribution of 100 percent of the participant's contribution limited to the first ten percent of the executive officer's base salary. The Company's matching contribution vests immediately. The non-qualified deferred compensation plan permits officers to make investment allocation choices for both the executive officer's contribution and the Company match to designated mutual funds or self-directed brokerage accounts included in the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest in the executive officer's investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected by the executive officers so that the investment returns are funded and do not create unfunded liabilities to the Company.

     The following table sets forth, for each named executive officer and Mr. Dealy, information as to the fair values of vested benefits in the Company's non-qualified deferred compensation retirement plan through December 31, 2005:

Fair Values of Vested Benefits in Non-Qualified Deferred Compensation Retirement
                        Plan Through December 31, 2005

                                        Employee                     Employer              Fair Value of
Name                           Contribution + Earnings (a)   Match + Contributions (b)    Vested Benefits
----                           ---------------------------   -------------------------    ---------------
Scott D. Sheffield.............        $  490,843                   $  490,803              $  981,646
Timothy L. Dove................        $  304,690                   $  304,690              $  609,380
A.R. Alameddine................        $  363,547                   $  152,136              $  515,683
Chris J. Cheatwood.............        $  236,718                   $  219,225              $  455,943
Danny L. Kellum................        $  241,630                   $  241,630              $  483,260
Richard P. Dealy...............        $  283,664                   $  193,719              $  477,383

-----------
(a) Includes employee contributions and any earnings and/or losses attributable to these contributions.
(b) Includes employer contributions and any earnings and/or losses attributable to these contributions.

     Participants may choose to receive distributions of their vested benefits from the non-qualified compensation plan as soon as administratively practicable
(i) after the date of separation from service with the Company or (ii) after January 1 of the year following the date of separation from service with the Company. Participants vested benefits may, at the option of the participant, be distributed in one lump sum, in five annual installments or in ten annual installments.

     Severance and Change in Control Agreements. The Company is party to severance agreements and change in control agreements with its executive officers. The forms of severance and change in control agreements were previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2005. Salaries and bonuses are set by the Committee independent of these agreements and the Committee can increase or decrease base salaries at its discretion.

     On August 16, 2005, the Company entered into new severance agreements and change in control agreements with its executive officers. These new agreements replaced the severance agreements (which provided for certain severance rights both before and after a change in control) that the executive officers previously had with the Company.

     The severance agreements provide that, if the executive terminates employment for good reason (which generally includes a demotion or significant pay reduction, and for Mr. Sheffield also includes his not being reelected as a director) or if the Company terminates the employment of the executive officer other than for cause, death, disability or normal retirement, the Company must pay the executive officer a separation payment in addition to earned salary and vested benefits. The separation payment is an amount equal to the sum of (1) one times the executive officer's base salary (three times base salary for Mr. Sheffield and 2.5 times base salary in the case of Mr. Dove), (2) 18 times the monthly executive officer's cost of coverage for himself and his eligible dependents under the Company's group medical plans (36 times the monthly cost in the case of Mr. Sheffield and 30 times the monthly cost in the case of Mr.
Dove), and (3) one-twelfth of the executive officer's base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company. In the case of Messrs. Sheffield and Dove, the severance agreements also provide for the immediate vesting of certain awards under the Company's 1997 LTIP. The severance agreements terminate upon a change in control of the Company.

     The change in control agreements provide that, if the executive officer terminates employment for good reason (which generally includes an adverse change in duties or a reduction in base salary, target bonus, equity awards or benefits) or if the Company terminates the employment of the executive officer other than for cause, death, disability or normal retirement, in either case in connection with or after a change in control, the Company must pay the executive officer a separation payment and provide continued group medical coverage for approximately three years (in the case of Messrs. Sheffield and Dove, until the date the executive is eligible for full medical benefits under the provisions of Medicare), in addition to paying earned salary and vested benefits. In addition, all the executive officer's awards under the Company's 1997 LTIP will fully vest. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the executive officer's base salary and target bonus, (2) a pro-rated portion of the target bonus based on the days elapsed in that calendar year, and
(3) one-twelfth of the executive officer's base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company. If the Company terminates an executive officer without cause following a potential change in control (as defined in the agreements) and if a change in control occurs within 12 months, the executive officer will be entitled upon the change in control to the payments that would have been made if the executive had continued as an executive officer until the change in control, as well as to a payment equal to the value of the executive officer's equity-based awards that did not vest when his employment was terminated. If, after a change in control, an executive officer terminates employment because he is required to relocate more than 50 miles, but is not otherwise entitled to terminate employment for good reason, then the Company must pay the executive officer a reduced separation payment equal to his annualized base salary, in addition to earned salary and vested benefits, and provide continued coverage for one year under group medical benefit plans. The change in control agreements also obligate the Company to make the executive officers whole (that is, provide a "gross-up") for excise taxes that may be imposed on payments under the change in control agreements by
Section 4999 of the Internal Revenue Code. The change in control agreements continue for two years following a change in control that occurs during the term of the agreement. For illustrative purposes, based on his current compensation, the separation payment payable to Mr. Sheffield upon a change in control would be the sum of (i) $5,083,000, plus (ii) a pro rata portion of his $850,000 2006 target bonus based on the days elapsed in that calendar year, plus (iii) $70,833, if the date of termination is less than 30 days following notice thereof.

     Both the severance agreements and the change in control agreements provide for a payment of one times the executive officer's base salary in the event of his death, disability or retirement.

     Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and executive officers. The form of indemnification agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2005. Each indemnification agreement requires the Company to indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the director or executive officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity if the indemnitee meets the standard of conduct provided in Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish indemnitee's right to indemnification, whether or not wholly successful.

     Directors'  and  Officers'  Insurance.   The  Company  maintains  customary
directors' and officers' insurance coverage.

                COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     During 2005, no member of the Compensation and Management Development Committee also served as an executive officer of the Company. During 2005, there were no Compensation and Management Development Committee interlocks with other companies.

                COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The information contained in this Compensation and Management Development Committee Report on Executive Compensation and in the section of this Proxy Statement entitled "Company Performance" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

     The Compensation and Management Development Committee (the "Committee") of the Board of Directors submits the following report with respect to the executive compensation program of the Company.

     The Committee is responsible for establishing all components of executive pay, reviewing the performance of the Company's executive officers and approving all compensation awards for all executive officers, including the named executive officers. The Committee approves all long-term incentive awards, benefits and perquisites. The Committee also reviews the leadership development process to assure the proper emphasis in being placed on executive succession planning. The Committee operates under a written charter adopted by the Board of Directors. A copy of the current charter is posted on the Company's website at www.pxd.com. Members of the Committee are: Messrs. Edison C. Buchanan (Chairman), James R. Baroffio, Andrew D. Lundquist and Charles E. Ramsey, Jr.

Compensation Principles and Philosophy

     The overriding responsibility of the Committee is to maintain a compensation program that attracts and retains a capable and highly motivated senior management team and aligns the compensation of the Company's executive officers with the Company's strategic business plan to increase stockholder value. The Committee strongly believes it is important to evaluate the performance of the Company and executive officers each year, in light of oil and gas industry fundamentals, and assess how effectively management adapts to changing industry conditions and opportunities during the year. The Committee does not believe formula-based variable-pay plans effectively drive successful performance for executives of companies in the oil and gas industry. The Committee also believes the portion of an employee's total compensation that varies with individual, team and Company performance should increase as that employee's scope, duties and responsibilities increase. The Committee has structured the annual bonus and long-term incentive awards to be a significant portion of an executive officer's total compensation so that total compensation is reflective of both the executive officer's individual performance, as well as the Company's overall performance.

     Beginning in 2004, the Committee elected to change the nature of long-term incentive equity awards from a combination of stock options and restricted stock to grants of restricted stock determined by the Committee with reference to the recipient's performance, in order to further emphasize performance and alignment of stockholders' and executive officers' interests. The Committee has adopted a policy of not re-pricing stock options and incorporated that policy into the Company's 1997 LTIP.

Other critical elements of the Company's compensation and incentive policies provide for:

    o Base salaries at or near median levels compared to industry survey information and peer group proxy analysis.
    o Annual bonus target levels at or near median levels with payouts above or below target based on both individual and Company performance.
    o Long-term incentive target award levels that are at or near median levels with the actual awards above or below target based on both individual and Company performance.
    o Significant stock ownership by directors, the Chief Executive Officer and all other executive officers.

     To assist the Committee in its efforts to establish and administer a fair and competitive compensation program, consistent with the Company's compensation philosophy, the Committee has directly engaged Hewitt Associates as the
Committee's compensation consultant to conduct a benchmarking review of compensation levels for the Chief Executive Officer and other executives. Using sound and consistent methodologies, the consultant collects and summarizes compensation data for a predefined peer group. The peer group consists of independent oil and gas exploration and production companies with similar asset, revenue and capital investment profiles as the Company. Hewitt Associates has developed competitive market references for base salary, annual incentives and long-term incentives (including all forms of equity compensation) based on the Company's compensation philosophy. Prevalent practices for supplemental benefits and perquisites are also documented.

     To support the commitment to significant stock ownership, the Company's current common stock ownership guidelines are as follows:

    o Non-employee directors' stock value equal to at least five times each director's annual base retainer fee. The non-employee directors have three years after joining the Board of Directors to meet the guideline.
    o Chairman of the Board of Directors and Chief Executive Officer stock value equal to at least five times his annual base salary.
    o President and other named executive officers stock value equal to at least three times their annual base salary. The president and other named executive officers, generally, have three years after becoming an officer to meet the guideline.

     In determining compliance with these guidelines, the Committee considers its expectations of the long-term value of the Company's common stock and the current trading levels. All named executive officers, including Mr. Sheffield, and all non-employee directors are in compliance with the ownership guidelines.

     The Omnibus Budget Reconciliation Act of 1993 placed restrictions on the deductibility of executive compensation paid by public companies. Under the restrictions, the Company is not able to deduct compensation paid to any of the named executive officers in excess of $1,000,000 unless the compensation meets the definition of "performance-based compensation" as required in Section 162(m) of the Internal Revenue Code of 1986, as amended. Non-deductibility could result in additional tax costs to the Company. The Committee generally tries to preserve the deductibility of all executive compensation if it can do so without interfering with the Company's ability to attract and retain capable and highly motivated senior management. The Company's annual incentive bonus plan does not meet the definition of performance-based compensation as required in Section 162(m) primarily because the annual incentive bonus plan is not formula driven and the Committee retains the right to make subjective evaluations of performance including an assessment of how effectively management adapts to changing industry conditions and opportunities during the Company's bonus year. Pioneer's restricted stock awards do not qualify as performance-based compensation under Section 162(m). Accordingly, the portions of compensation paid to our named executive officers in 2005 that exceeded $1,000,000 (other than from the exercise of stock options) are generally not deductible. The Committee believes it is in the best interest of stockholders to continue with a discretionary element in the annual incentive bonus program and to make performance share awards in the form of restricted stock to the Company's officers instead of stock options. The Committee is studying long-term incentive plan alternatives that will qualify as performance-based compensation under
Section 162(m).

Elements of Compensation

     The elements of the compensation program the Committee administers for executive officers, including the Chief Executive Officer, consist of base salaries, annual bonuses, awards made under the Company's 1997 LTIP, contributions to the Company's 401(k) retirement plan, contributions to the Company's non-qualified deferred compensation retirement plan and miscellaneous perquisites. Base salaries, annual bonuses and long-term incentives are discussed separately below; however, the Committee considers the aggregate remuneration of executives including benefits and perquisites when evaluating the executive compensation program.

     Base Salaries. An executive's base salary is viewed as a fixed component of total compensation that should be competitive with companies similar in terms of business strategy to the Company. The Committee has targeted base salaries at or near the median level for companies with similar business strategies. The Committee evaluates the base salaries of the Company's executive officers on the basis of competitive base salary survey data provided by Hewitt Associates, internal pay equity, and consideration of each officer's experience, duties, responsibilities and knowledge. The Committee views the executives below the Chief Executive Officer level as a team with diverse duties but with similar authority and responsibility and factors this team approach into final determination of base pay. The Committee determines the base salary for all officers, including Mr. Sheffield, using the same methodology.

     For 2006, Mr. Sheffield's annual base salary was increased from $825,000 to $850,000. Hewitt Associates determined that Mr. Sheffield's annual base salary is below the 50th percentile level. The base salaries of the other named executive officers were increased for 2006 to levels that Hewitt Associates advises, as a group, are at or near the 50th percentile.

     Annual Bonuses. The Company's annual bonus program is designed to provide added incentive for executives to achieve specific goals that have been communicated to be of primary importance during the current year. Actual payouts can vary above or below the target levels based on the Committee's evaluation of Company and individual performance against corporate and individual goals and the competitive conditions within the oil and gas exploration and production industry. Each year the Committee establishes a target bonus for each executive officer based on the target bonus median levels of executive officers in similar positions at peer group companies.

     To maintain internal equity, the level of responsibility, scope and complexity of the executive officer's position are considered. Awards for the annual incentive bonus plan can range from 0 to 200 percent of target. In awarding 2005 bonuses, the Committee reviewed criteria, such as the following, that are important to the success of the Company's business plan:

    o    Net asset value per share
    o    Return on equity
    o    Operating cost per barrel of oil equivalent ("BOE")
    o    Debt/Book capitalization
    o    Investment grade credit ratings
    o    Reserve replacement
    o    Finding and development cost per BOE
    o    Production growth
    o    General and administrative costs per BOE
    o    Growth of share value
    o    Safety and environmental performance

     In determining the executive officers' annual bonus awards, the Committee also evaluated the Company's stock performance in relation to its peer group. The Committee did not employ a formula or predetermined weighting of the above financial and operational performance criteria, but did compare actual results to target goals. The Committee observes and evaluates the individual performance of executive officers throughout the year and specifically evaluates Mr. Sheffield's performance relative to the Company's stock performance in relation to its peers, the Company's performance in achieving its goals and the strategic direction provided to the Company. Regarding the award of Mr. Sheffield and Mr. Dove's bonuses, the Committee considered the factors of net asset value per share and stock price performance versus the peer group as the most significant criteria.

     For 2005, the target bonuses for the named executives ranged from 65%-100% of base salary. The 2005 target bonus levels for the named executive officers were identified by Hewitt Associates as being slightly above the median level. Following a thorough review of the Company's results versus its goals, the Committee concluded that the Company produced good results in light of industry and external influences and awarded Mr. Sheffield, the other named executive officers and Mr. Dealy a cash bonus above the target level. In addition to the above stated criteria, the Committee considered the successful execution of the changes to strategic direction that were initiated during 2005. This consideration included the preparation for divestitures of non-strategic assets in Argentina and the deepwater Gulf of Mexico and the progress of the internal business realignment plan for most effectively allocating capital to the higher-return North American development opportunities and emerging resource plays that are the focus of the new strategy.

     Overall costs were appropriately managed in light of the surge in industry service costs and production levels met expectations. Finding cost and reserve replacement goals were not achieved, but the Company took significant steps to improve these results going forward through the strategic changes previously discussed. The Company provided a strong return on equity and acceptable net asset value per share performance and further enhanced its safety and environmental record. While slightly below average compared to the peer group and the industry, the Company's stock price increased significantly.

     Actual basic payouts for bonuses since 1997 have ranged from a low of 75% to a high of 185% of target bonus, with 2005 basic payouts being 115% of target. The basic payout percent is determined by Company performance. Individual performance determines whether an executive officer receives bonus above or below the basic payout percent. The 2006 target bonus percent established for Mr. Sheffield and the other named executive officers did not change from 2005. Mr. Dealy's target bonus level increased from 65% to 70%.

     Long-Term Equity Incentives. The Company's 1997 LTIP is designed to balance the focus of attaining short-term annual results with achieving long-term three- to five-year goals that will create long-term value for shareholders. The 1997 LTIP also allows the Company to deliver the majority of an executive officer's pay as performance-based/variable compensation. The target value of the long-term incentive awards for Mr. Sheffield in 2005 was determined by a comparison of long-term incentive grants made to the Chief Executive Officers of peer group companies. The target value of long-term incentives for the named executive officers was determined by comparing the value of awards granted to peer company executives holding similar positions and their individual targets reflecting an averaged approach to take into consideration the Company's executive team approach to provide leadership to the Company.

     The award levels were not influenced by the current stock holdings of the executive officers. The Company's philosophy has been to target long-term incentives with values that are near the 60th percentile level relative to peer group companies. During 2005, Mr. Sheffield was awarded 63,000 shares of restricted stock. Hewitt Associates concluded the 2005 awards placed Mr. Sheffield and the other named executive officers as a group at approximately the 60th percentile level for long-term incentive awards among the peer group. Beginning with the 2007 awards, the Company has changed its philosophy and will target long-term incentive awards at or near the 50th percentile level, in order to avoid the potential of inflating targeted total compensation above the point of being at or near the median of the market.

     To achieve alignment with shareholders and emphasize long-term performance, the Committee determines share awards under the Company's 1997 LTIP by reference to the performance of the recipient. No stock options were awarded to Mr. Sheffield or the other executive officers for 2005. Restricted stock awarded to the executive officers under this program has a three-year cliff vesting requirement.

     The number of restricted shares awarded each year as a percentage of target award levels is determined by a three-step process. First, the Committee conducts a subjective evaluation of the internal Company performance against the following metrics over three- and five-year periods:

    o    Production growth
    o    Reserve replacement
    o    Finding and development cost per BOE
    o    Net asset value per share
    o    Debt statistics

     Next, to finalize the award level for the executive group, the Committee considers the Company's total shareholder return results compared to the total shareholder return results of the Company's peer group for the previous three- and five-year period. Finally, the Committee conducts an evaluation of each executive's individual performance and considers total compensation values to determine if the long-term award should be adjusted so total compensation is competitive but not excessive. For 2006, the Committee awarded Mr. Sheffield 61,000 shares of restricted stock, which was near the 60th percentile level as reported by Hewitt Associates. The Committee considered and was pleased with Mr. Sheffield's leadership of the Company, the Company's five-year results and the execution of the changes to strategic direction that were initiated during 2005, including the preparation for the divestitures of non-strategic assets in Argentina and the deepwater Gulf of Mexico and the progress of plans for allocating capital to onshore North American opportunities. The Committee also determined Mr. Sheffield's total compensation, including retirement benefits and perquisites, was below the median level for peer group companies.

     Other Compensation. In addition to base salaries, annual bonuses and long-term incentive awards, the Committee reviews all other benefits and perquisites to determine if the total compensation package for executive officers is fair, reasonable and competitive. Hewitt Associates has reviewed the Company-provided benefits and perquisites and concluded that the Company's total retirement value provided to executive officers is well below market, since the Company does not provide a pension plan or a Supplemental Executive Retirement Plan, and the Company's perquisite offerings are conservative compared to the market.

     The Company maintains a fractional ownership interest in two private aircraft. These aircraft are made available for business use to the executive officers and other employees of the Company. The Company's policy is to generally not permit employees, including executive officers, to use the aircraft for personal use. The Company expects there will be occasions when a personal guest will accompany an employee on a business related flight. In such instances, the Company will follow the Internal Revenue Service rules and, where required, impute income to the employee based on the Standard Industry Fare Level rates provided by the Internal Revenue Service.

     Severance and Change in Control Agreements. The Company decided to enter into new severance agreements and change in control agreements with its executive officers after a general review of its severance and change in control arrangements, performed during early 2005 by the Committee. In connection with its review, the Committee engaged advisors knowledgeable in the field of executive compensation to assist it in analyzing current market practices.
Competitive agreements are critical in order to recruit and retain executives and provide continuity of management in the event of an actual or threatened change in control. The primary goals of the new agreements were to standardize the agreements within the Company (including by reducing the number of different forms used for executives and non-executive personnel) and provide protection for officers consistent with the Company's perception of market practices after considering the views of its advisors.

     Total Chief Executive Officer Compensation. All compensation arrangements for Mr. Sheffield and the named executive officers have been tallied up, reviewed with the Company's compensation consultant and deemed to be fair, competitive and not excessive. Mr. Sheffield's total compensation is deemed to be slightly below the median level.

     Mr. Sheffield's total compensation paid by the Company for 2005 is summarized below:

             Base pay.................................     $    825,000
             Annual bonus (a).........................          948,750
             Long-Term Incentive awards (b)...........        2,455,110
             Retirement plan contributions (c)........          103,500
             Other perquisites (d) (e)................           37,132
                                                           ------------
                 Total................................     $  4,369,492
                                                            ===========

-----------
(a) Represents the amount awarded under the Company's annual bonus program that was paid during the three months ended March 31, 2006.
(b) Based on grant date closing price of $38.97 of restricted stock awarded during 2005.
(c)  401(k) plan and non-qualified deferred compensation retirement plan.
(d) Includes the estimated costs of life insurance, country club dues, officer physical, financial consulting service, travel and entertainment costs of Mr. Sheffield's spouse, and miscellaneous personal use of a cell phone, computer and computer-related utilities provided for business use.
(e) Does not include a value for all other broad-based benefits available to all employees.

     In summary, the Company believes a significant portion of executive compensation should be variable and performance-based so that an executive officer's total compensation opportunity is linked to the performance of the individual, the Company and its stock price. The majority of an executive officer's total compensation is variable and at-risk. This structure allows the Company to administer overall compensation that rises or falls based on the Company's performance while maintaining a balance between the Company's short-term and long-term objectives.

Compensation and Management Development Committee of
The Board of Directors

Edison C. Buchanan, Chairman
James R. Baroffio, Member
Andrew D. Lundquist, Member
Charles E. Ramsey, Jr., Member

                             AUDIT COMMITTEE REPORT

     The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities
Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

     The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Company's internal controls, financial statements and the audit process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent as required under the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a charter adopted by the Board of Directors. A copy of the current charter is posted on the Company's website at www.pxd.com and attached hereto as Annex A.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as currently in effect. The Audit Committee has also considered whether the performance of other non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     Based on the reports and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to below and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Audit Committee has also selected Ernst & Young LLP as the Company's independent auditors for 2006.

     Although determined to be financially literate (as defined by the SEC rules), the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

Audit Committee of
The Board of Directors

R. Hartwell Gardner, Chairman
Jerry P. Jones, Member
Linda K. Lawson, Member
Frank A. Risch, Member
Robert A. Solberg, Member
Jim A. Watson, Member

                              CORPORATE GOVERNANCE

Corporate Governance Principles

     The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to shareholders. The Company's Corporate Governance Principles as adopted by the Board of Directors, covers the following principal subjects:

    o    Role and functions of the Board of Directors
    o    Qualifications and independence of directors
    o    Size of the Board of Directors and selection process
    o    Committee functions and independence of committee members
    o    Meetings of non-employee directors
    o    Self-evaluation
    o Ethics and conflicts of interest (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.pxd.com)
    o    Reporting of concerns to non-employee directors or the Audit Committee
    o    Compensation of the Board of Directors and stock ownership requirements
    o    Succession planning and annual compensation review of senior management
    o    Access to senior management and to independent advisors
    o    Director orientation and continuing education
    o    Evaluation of corporate governance principles

     The "Corporate Governance Principles" are posted on the Company's website at www.pxd.com/governance. The Corporate Governance Principles will be reviewed periodically and as necessary by the Company's Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Principles will be presented to the Board of Directors for its approval.

     The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Principles comply with the NYSE rules.

Director Independence

     The Company's standards for determining director independence require the assessment of directors' independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. As contemplated by the NYSE rules, the Board of Directors has also adopted categorical standards to assist in determining whether any material relationship with the Company or its management exists. Directors who have any of the relationships outlined in the categorical standards are considered to have relationships that require the Board of Directors' review of the full facts and circumstances in order to determine whether the relationship impairs the independence of the director. The categorical standards are set forth under "Independence of Directors" in the Company's Corporate Governance Principles and are:

1. the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;
2. the director, or any member of the director's family, has not been employed by the Company in the last three years;
3. the director, or any member of the director's family, has not been employed by, or affiliated with, the Company's auditor in the last three years;
4. the director, or any member of the director's family, has not been part of an interlocking directorate in the last three years;
5. the director, or any member of the director's family, has not received non-director fee compensation from the Company in the last three years;

6. the director is not an executive officer or employee, or any member of the director's family is not an executive officer, of a company that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues in the last three years;
7.   the director does not own more than 4.9 percent of the Company's shares;
8.   the director does not serve on more than three other public company boards;
     and
9. the director does not serve on the board of another oil and gas exploration and production company.

     In May 2005, the Board of Directors assessed the independence of each non-employee director under the Company's guidelines. In August 2005, upon Mr. Risch's appointment as director, the Board of Directors assessed the independence of Mr. Risch under the Company guidelines. The Board of Directors affirmatively determined that all eleven non-employee directors (Dr. Baroffio, Mr. Buchanan, Mr. Gardner, Mr. Jones, Mrs. Lawson, Mr. Lundquist, Mr. Ramsey, Mr. Risch, Mr. Sexton, Mr. Solberg and Mr. Watson) are independent.

     The Board of Directors reviewed the facts and circumstances of Mr. Lundquist's and Mr. Sexton's interests in the Company's 2004 acquisition of Evergreen, of which Mr. Lundquist was an independent director and Mr. Sexton was the Chairman of the Board, President and Chief Executive Officer, as well as Mr. Sexton's payments under his change in control agreement with Evergreen and his non-competition agreement with the Company. The Board of Directors concluded that Mr. Lundquist's economic interest in the Evergreen transaction was limited to his holdings as a security holder and that his prior activities as an independent director of Evergreen would not impair his independence as a director of the Company. The Board of Directors similarly concluded that Mr. Sexton is an independent director because Mr. Sexton ceased to be an employee of Evergreen at the time of the merger, because his economic interest in that transaction existed as an employee and stockholder of Evergreen (both of which ceased at the merger or upon settlement of the dispute relating to the amount of change in control payments due him because of the merger), and because the payment for his new non-competition agreement and his continuation of health care and other insurance benefits for two years following the merger did not constitute payment for services to the Company since it was not contingent on continuing service.

     The Board of Directors also reviewed the facts and circumstances of Mr. Jones' relationship with a law firm from which he had retired in January 1998 and in which he holds the title "of counsel." Because Mr. Jones has no role in or economic interest in that firm and receives payments only under a retirement savings plan, the Board of Directors concluded that Mr. Jones' limited relationship with that firm was not material and that it would not impair his independent judgment.

     In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.

Election of Lead Director

     In May 2005, the Board of Directors reelected Mr. Ramsey, a non-employee director, to serve as the Lead Director, meaning he is chairman of the regular private meetings of the independent directors and of the Nominating and Corporate Governance Committee. Utilizing input from all directors, the Lead Director (i) works with the Chief Executive Officer (the "CEO") and Chairman of the Board of Directors to determine the appropriate agenda and information package for Board of Director meetings; (ii) meets with the CEO and Chairman of the Board of Directors, senior management and individual directors, as required, to facilitate effective communications and information flow; (iii) takes a leadership role in CEO succession and executive management development; (iv) takes a leadership role in director evaluation, continuing education, recruiting and orientation; and (v) serves as the Board of Directors' contact for direct employee and stockholder communications with the Board of Directors.

Financial Literacy of Audit Committee and Designation of Financial Experts

     In May 2005, the Board of Directors evaluated the members of the Audit Committee for financial literacy and the attributes of a financial expert. In August 2005, upon Mr. Risch's appointment as a member of the Audit Committee, the Board of Directors evaluated Mr. Risch for financial literacy and the attributes of a financial expert. The Board of Directors determined that each of the Audit Committee members is financially literate and that three of the Audit Committee members (Mrs. Lawson and Messrs. Gardner and Risch) are financial experts as defined by the SEC.

Attendance at Annual Meetings

     The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. All of the directors attended the 2005 Annual Meeting of Stockholders held on May 11, 2005.

Procedure for Directly Contacting the Board of Directors and Whistleblower
Policy

     A means for stockholders and employees to contact the Board of Directors directly (including the Lead Director) has been established and is published on the Company's website at www.pxd.com. Matters for which this contact may be used include allegations about actions of the Company or its directors, officers or employees involving (i) questionable accounting, internal controls and auditing matters; (ii) materially misleading statements or omissions in SEC reports, press releases, or other public statements or other forms of wire, mail or securities fraud or (iii) dishonest or unethical conduct, conflicts of interest, violations of the Company's code of ethics or business conduct, or violation of laws. All complaints and concerns will be received and processed by the Company's Corporate Secretary's Office. Complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to the Audit Committee of the Company's Board of Directors and other concerns will be referred to the Lead Director of the Company's Board of Directors. Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in some other circumstances. The Company's policy is not to retaliate against any director, officer or employee who provides truthful information relating to a violation of law or Company policies.

                               COMPANY PERFORMANCE

     The following graph and chart compare the Company's cumulative total stockholder return on common stock during the five-year period ended December 31, 2005, with cumulative total stockholder return during the same period for the Standard & Poors 500 Index ("S&P 500 Index") and the Dow Jones U.S. Exploration and Production Index ("DJ E&P Index"), as prescribed by the SEC rules. The following graph and chart show the value, at December 31 in each of 2001, 2002, 2003, 2004 and 2005 of $100 invested at December 31, 2000, and assume the reinvestment of all dividends:


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      AMONG THE COMPANY, THE S&P 500 INDEX
                            AND THE DJ E&P INDEX (a)

                 [LINE GRAPH REFLECTING THE VALUES SHOWN BELOW]















                                                          Year ended December 31,
                                              -------------------------------------------------
                                              2000     2001     2002     2003     2004     2005
                                              ----     ----     ----     ----     ----     ----

        Pioneer Natural Resources Company     100       98       128      162      179      263
        S&P 500                               100       88        69       88       98      103
        DJ E&P Index                          100       92        94      123      174      288

        ---------------
        (a) Assumes $100 invested on December 31, 2000 in stock or index, including reinvestment of dividends.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of common stock as of March 23, 2006, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all directors and executive officers as a group:

                                                                           Number of      Percentage
Name of Person or Identity of Group                                          Shares       Of Class (a)
-----------------------------------                                        ----------     ------------
Southeastern Asset Management, Inc. (c).................................   16,710,000          12.9
Longleaf Partners Fund
O. Mason Hawkins
6410 Poplar Avenue, Suite 900
Memphis, Tennessee  38119

Neuberger Berman, Inc. (d)..............................................   13,065,777          10.1
Neuberger Berman, LLC
Neuberger Berman Management, Inc.
605 Third Ave.
New York, New York 10158-3698

Scott D. Sheffield (e) (f) (g)..........................................      737,009         (b)

Timothy L. Dove (e) (g) (h).............................................      228,868         (b)

A. R. Alameddine (e) (g) (h) ...........................................      136,118         (b)

Chris J. Cheatwood (e) (g) (h) (i)......................................      146,063         (b)

Danny L. Kellum (e) (g) (h).............................................       80,204         (b)

James R. Baroffio (e) (g) (j)...........................................       36,529         (b)

Edison C. Buchanan (g)..................................................       13,872         (b)

R. Hartwell Gardner (e) (g).............................................       55,701         (b)

Jerry P. Jones (g)......................................................       19,050         (b)

Linda K. Lawson (g) (k).................................................        8,367         (b)

Andrew D. Lundquist (e) (g).............................................       25,277         (b)

Charles E. Ramsey, Jr. (e) (g)..........................................       37,416         (b)

Frank A. Risch (g)......................................................        4,154         (b)

Mark S. Sexton (e) (g) (k)..............................................      229,599         (b)

Robert A. Solberg (g) ..................................................       10,999         (b)

Jim A. Watson (g).......................................................        7,754         (b)

All directors and executive officers as a group (20 persons) (e) (g)....    2,025,785           1.6

-----------
(a)  Based on 129,264,022 shares of common stock outstanding.
(b)  Does not exceed one percent of class.
(c) The Schedule 13G/A filed with the SEC on February 6, 2006, which is a joint statement on Schedule 13G/A filed by Southeastern Asset Management, Inc. ("Southeastern"), Longleaf Partners Fund and O. Mason Hawkins ("Hawkins"), states that the statement is being filed by Southeastern as a registered investment adviser, and that all of the securities covered by the statement are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. The Schedule 13G/A further states that the statement is also being filed by Hawkins, Chairman of the Board and CEO of Southeastern, in the event he could be deemed to be a controlling person of that firm as the result of his official positions with or ownership of its voting securities. The existence of such control is expressly disclaimed. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A for his own account.
(d) The Schedule 13G/A filed with the SEC on March 7, 2006, which is a joint statement on Schedule 13G/A filed by Neuberger Berman, Inc., Neuberger Berman LLC and Neuberger Berman Management, Inc., states that Neuberger


                                       36




     Berman, LLC and Neuberger Berman Management, Inc. are deemed to be beneficial owners since they both have shared power to make decisions whether to retain or dispose and vote the securities that are actually owned by clients of Neuberger Berman, LLC. Neuberger Berman, Inc. owns 100 percent of both Neuberger Berman LLC and Neuberger Berman Management, Inc. and does not own over one percent of the Company.
(e) Includes the following number of shares subject to stock options that were exercisable at or within 60 days after March 23, 2006: Mr. Sheffield, 322,000; Mr. Dove, 112,000; Mr. Alameddine, 84,333; Mr. Cheatwood, 74,333;
     Mr. Kellum, 6,666; Dr. Baroffio, 21,978 (including 1,978 shares subject to stock options held in a trust over which Dr. Baroffio is the trustee); Mr. Gardner, 31,873; Mr. Lundquist, 13,924; Mr. Ramsey, 20,000; and Mr. Sexton, 100,000; and all directors and executive officers as a group, 898,855.
(f) Includes 5,000 shares held in Mr. Sheffield's investment retirement account and 12,627 shares held in Mr. Sheffield's 401(k) account.
(g) Includes the following number of unvested restricted shares: Mr. Sheffield, 185,350; Mr. Dove, 68,900; Mr. Alameddine, 43,750; Mr. Cheatwood, 45,750;
     Mr. Kellum, 45,750; Dr. Baroffio, 1,586; Mr. Buchanan, 2,974; Mr. Gardner, 3,304; Mr. Jones, 1,586; Mrs. Lawson, 1,586; Mr. Lundquist, 2,908; Mr.
     Ramsey, 3,304; Mr. Risch, 4,154; Mr. Sexton, 1,586; Mr. Solberg, 1,586; Mr. Watson, 4,096; and all directors and executive officers as a group, 525,090.
(h) Includes the following number of shares held in each respective officer's 401(k) account: Mr. Dove, 341; Mr. Alameddine, 7; Mr. Cheatwood, 504 and Mr. Kellum, 516.
(i) Includes 2,000 shares held in Mr. Cheatwood's investment retirement account.
(j) Includes 11,053 shares held in trust that are shares beneficially owned by Dr. Baroffio.
(k) Mrs. Lawson's beneficial shares include 1,700 shares held in Mrs. Lawson's investment retirement accounts. Mr. Sexton's beneficial shares include 7,478 shares held in Mr. Sexton's investment retirement accounts.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The executive officers and directors of the Company are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership.

     Based solely on its review of reports and written representations that the Company has received, the Company is aware that Darin G. Holderness, the Company's Vice President and Chief Accounting Officer, did not timely file one report on Form 4 covering one transaction effected during 2005. The Company believes that all other required reports were timely filed during 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 2004, the Company acquired Evergreen in a merger. Before the completion of the merger, Mark S. Sexton was Evergreen's Chairman of the Board, President, and Chief Executive Officer. Under the terms of Mr. Sexton's change in control agreement with Evergreen, the Company is providing Mr. Sexton continuation of his health care and other insurance benefits for two years following the merger.

     Tom Sheffield, the brother of Scott D. Sheffield, is employed at a subsidiary of the Company as the Raton Asset Team Manager. For 2005, Tom Sheffield was paid $139,750 in base salary and $38,931 in bonus and received restricted stock awards for 3,997 shares of Company common stock with a fair market value on the date of grant of $156,802. Scott D. Sheffield disclaims any interest in Tom Sheffield's compensation.

     Mr. Jones is of counsel to the firm of Thompson & Knight, L.L.P. since his retirement from the firm in January 1998. Thompson & Knight, L.L.P. provides periodic legal services to the Company. Thompson & Knight, L.L.P. customarily gives the "of counsel" title to retired partners of the firm. Mr. Jones has no role in, and receives no pay from, Thompson & Knight, L.L.P. except payments under a retirement savings plan.

          STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

     Any stockholder of the Company who desires to submit a proposal for action at the 2007 annual meeting of stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 4, 2006, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

     Any stockholder of the Company who desires to submit a proposal for action at the 2007 annual meeting of stockholders, but does not wish to have such proposal (a "Non-Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received no later than February 19, 2007, unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 19, 2007, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.

     "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and returned to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

     It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a large global U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period. Consideration will also be given to the Board of Directors' overall balance of diversity of perspectives, backgrounds and experiences.

     In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee from time to time will engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

     The Nominating and Corporate Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2007 if that nomination is submitted in writing, not later than December 4, 2006, to the Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

       a) the nominee's name, address and other personal information;

       b) the number of shares of each class and series of stock of the Company held by such nominee;

       c) the nominating stockholder's name, residential address and telephone number, business address and telephone number; and

       d) all other information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934.

     Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with members of the Nominating and Corporate Governance Committee and the Board of Directors.

     Stockholders desiring to propose action at the annual meeting of stockholders must also comply with Article Nine of the Amended and Restated Certificate of Incorporation of the Company. Under Article Nine, a stockholder must submit to the Company, no later than 60 days before the annual meeting or ten days after the first public notice of the annual meeting is sent to stockholders, a written notice setting forth (i) the nature of the proposal with particularity, including the written text of the proposal, (ii) the stockholder's name, address and other personal information, (iii) any interest of the stockholder in the proposed business, (iv) the name of any persons nominated to be elected or reelected as a director by the stockholder and (v) with respect to each such nominee, the nominee's name, address and other personal information, the number of shares of each class and series of stock of the Company held by such nominee, all information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934, and a notarized letter containing such nominee's acceptance of the nomination, stating his or her intention to serve as a director, if elected, and consenting to be named as a nominee in any proxy statement relating to such election. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.

     Written requests for inclusion of any stockholder proposal should be addressed to Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

                             SOLICITATION OF PROXIES

     Solicitation of Proxies may be made by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained D.F. King & Co., Inc. to assist in solicitation for a fee estimated not to exceed $9,000. The Company will bear all costs of solicitation.

                                STOCKHOLDER LIST

     In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

                       ANNUAL REPORT AND OTHER INFORMATION

     The Company's Annual Report to Stockholders for the year ended December 31, 2005, is being mailed to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, will be sent to any stockholder without charge upon written request addressed to Investor Relations, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039. A copy of this Proxy Statement or our Annual Report on Form 10-K will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of this Proxy Statement or Annual Report on Form 10-K was delivered. Requests may be made by writing to Investor Relations, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039 or by calling 972-969-3583. The Annual Report on Form 10-K is also available at the SEC's website in its EDGAR database at www.sec.gov.

     Stockholders may request copies of the Company's Corporate Governance Principles, Code of Business Conduct and Ethics and any charter for a committee of the Board of Directors by writing to Investor Relations at the address set forth in the previous paragraph.

                            INTERNET AND PHONE VOTING

     For  shares  of  stock  that  are  registered  in your  name,  you have the opportunity to vote by internet or phone using procedures provided by the Company's transfer agent, Continental Stock Transfer & Trust Company ("Continental"). Votes submitted by internet or phone must be received by 5:00 p.m., Eastern Time, on Tuesday, May 2, 2006. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. To vote by internet or phone, please follow the instructions on your proxy card.

     The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

     For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

                                     ******

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

                                             By Order of the Board of Directors,


                                             /s/ Mark H. Kleinman
                                             ------------------------
                                             Mark H. Kleinman
                                             Secretary


Irving, Texas
April 3, 2006

                                     ANNEX A

                        PIONEER NATURAL RESOURCES COMPANY
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

I    Purpose

     The Board of Directors (the "Board") of Pioneer Natural Resources Company (the "Company") has established the Audit Committee (the "Committee") of the Board. The purposes of the Committee are to assist the Board in fulfilling its oversight responsibilities by:

     A.    overseeing the  reliability and integrity  of the Company's financial
           statements,   accounting   policies,  and   financial  reporting  and
           disclosure practices,

     B.    overseeing  the  Company's  compliance  with  legal  and   regulatory
           requirements,

     C.    overseeing the independent auditor's qualifications and independence,

     D. overseeing the performance of the Company's internal audit function and any independent internal auditors,

     E. overseeing the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established,

     F. reviewing and appraising the audit efforts of the Company's independent auditors and internal auditing department (reference to internal auditors or the internal audit department in this Charter shall include both internal audit activities and functions conducted by employees of the Company or by outside auditors engaged for such purposes) and, where appropriate, replacing the independent auditors or internal audit department,

     G. providing an open avenue of communication among the independent auditors, financial and senior management, the internal auditors or department, and the Board, always emphasizing that the independent auditors are ultimately accountable to the Committee and the Board, and

     H. preparing annually the report the SEC rules require be included in the proxy statement relating to the Company's annual meeting of stockholders, and

     I.    performing such other duties as are directed by the Board.

Consistent with this Purpose, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section V of this Charter.

II   Composition

     The Committee shall be comprised of three or more Directors, as determined by the Board or a nominating committee of the Board, none of whom shall be an affiliate of the Company or an employee or a person who receives any compensation from the Company other than fees paid for service as a Director. The members of the Committee shall be elected by the Board or a nominating committee of the Board annually and shall serve until their successors shall be duly elected and qualified. Each member shall be "independent" as defined from time to time by the listing standards of the New York Stock Exchange (the "NYSE") and by applicable regulations of the Securities and Exchange Commission (the "SEC") and shall meet any other applicable independence requirements of the NYSE and SEC. Accordingly, the Board shall determine annually whether each member is free from any relationship that may interfere with his or her independence from management and the Company. No member shall serve on an audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

     Each member shall be (or shall become within a reasonable time after appointment) financially literate, and at least one member shall be a "financial expert" as defined from time to time by applicable regulations of the SEC. Members of the Committee may enhance their familiarity with finance and accounting principles by participating in educational programs that the Company or an outside consultant conducts.

     Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

III  Meetings and Structure

     The  Committee  shall  meet at least  four  times  per year to  review  the financial information of the Company, consistent with its duties and responsibilities, and as many additional times as the members deem necessary. As a part of its effort to foster open communications, the Committee should meet at least annually with management, the director of the internal auditing department, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

     Unless the Board designates a Chair of the Committee, the members of the Committee shall, by majority vote of the full Committee membership, appoint one member of the Committee as chairperson. He or she shall be responsible for leadership of the Audit Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board. The chairperson will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead audit partner of the Company's independent auditors and the Company's internal auditor.

IV   Accountability of the Independent Auditors

     The independent auditors are accountable to the Committee. The Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the Company's independent auditors. The Committee, or a member thereof, must pre-approve any non-audit service provided to the Company by the Company's independent auditors.

V    Authority and Responsibilities

     The Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. The Committee shall have the authority to retain professional advisors including, without limitation, special legal counsel, accounting experts, or other consultants to advise the Committee, which may be the same as or different from the Company's primary legal counsel, accounting experts and other consultants as the Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Audit Committee Charter, all on such terms as the Committee deems necessary and advisable. The Committee may require any officer or employee of the Company or any of its subsidiaries, the Company's outside legal counsel, and the Company's external auditors to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee. The Committee chairperson, or other designee of the Committee, may also meet with the Company's investment bankers or financial analysts who follow the Company.

     The Committee shall be responsible for the resolution of any  disagreements
between  the  independent   auditors  and  management  regarding  the  Company's
financial reporting.

     The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report and to any special legal counsel, accounting experts or other consultants employed by the Committee.

     To further fulfill the purpose, powers and responsibilities set forth above, the Committee shall also:

     A.    Independent Auditors

           o Annually select and engage the Company's independent auditors retained to audit the financial statements of the Company with such selection to be submitted to the stockholders for ratification, if the Board of Directors so chooses.

           o   Review the  performance of  the independent  auditors and approve
               any   proposed   discharge  of   the  independent  auditors  when
               circumstances warrant.

           o   Review and  pre-approve the  plan and  scope  of the  independent auditors' auditing services (including comfort letters), non-audit services and related fees. The Company shall disclose any non-audit services approved by the Audit Committee in the Company's periodic reports filed with the SEC.

           o Ensure that the lead audit partner and reviewing audit partner of the Company's independent auditors are rotated at least every five years.

           o Set clear hiring policies for employees or former employees of the Company's independent auditors.

           o Periodically obtain and review a report from the independent auditors regarding all relationships between the independent auditors and the Company that may affect the independent auditors' objectivity and independence, and discuss the report with the independent auditors. The Committee shall also recommend any appropriate action to the Board in response to the written report necessary to satisfy itself of the independence and objectivity of the independent auditors.

           o Periodically obtain and review reports from the independent auditors that include (i) all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, their ramifications and the preferences of the independent auditors, and (ii) other material written communications between the independent auditors and management.

           o Review and approve the appointment, termination or replacement by management of a Director of Internal Auditing or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department.

           o Direct the scope of the duties and activities of the Director of Internal Auditing or any outside auditors serving as internal auditors, who shall report directly to the Audit Committee.

     B.    Review

           o Periodically obtain and review reports from the independent auditors that include all critical accounting policies and practices used.

           o Review with management and the independent auditors the Company's quarterly or annual financial information including matters required to be reviewed under applicable legal, regulatory or NYSE requirements prior to the filing of the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, or prior to the release of earnings.

           o Discuss with financial management the Company's earnings releases, including the use of "pro forma", "adjusted" or other non-GAAP measures, as well as financial information and earnings guidance, if any, provided to the public, analysts or rating agencies.

           o Review and discuss with management and the independent auditors the disclosures made in management's discussion and analysis of financial condition and results of operations in any of the Company's reports on Form 10-Q or Form 10-K.

           o Upon completion of any annual audit, meet separately with the independent auditors and management and review the Company's financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters and any significant adjustment proposed by the independent auditors.

           o Regularly review with the Company's independent auditors any audit problems or difficulties and management's response.

           o Review and consider with the independent auditors and management the matters required to be discussed by Statement of Auditing Standards No. 61. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

           o Based on the foregoing review, make recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

           o Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Committee regarding significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data.

           o   Review  with   management  and   the  independent   auditors  any
               significant transactions that are not a normal part of the Company's operations and changes, if any, in the Company's accounting principles or their application.

           o At least annually, obtain and review a report by the independent auditors describing the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

           o Periodically meet and review with the Director o f Internal Auditing the regular internal reports to management prepared by the internal auditing department and the progress of activities and any findings of major significance stemming from internal audits.

     C.    Financial Reporting Processes

           o Periodically discuss separately with management, the independent auditors and the internal auditors the adequacy and integrity of the Company's accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company's financial disclosure and the extent to which major recommendations made by the independent auditors or the internal auditors have been implemented or resolved.

           o Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

           o Review with the independent auditors, the internal auditing department and management the extent to which such changes have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes, as the Committee determines.

     D.    Process Improvement

           o Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the Director of Internal Auditing regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

           o   Conduct  annual   evaluation  with   the   Board  regarding   the
               performance of the Audit Committee.

           o Discuss with management and the Director of Internal Accounting policies with respect to risk assessment and risk management.

           o   Regularly  apprise   the  Board,   through  minutes  and  special
               presentations as necessary, of significant developments in the course of performing these duties.

     E.    Ethical and Legal Compliance

           o Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

           o Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; and (ii) any fraud, including that which involves management or other employees who have a significant role in the Company's internal controls.

           o Investigate at its discretion any matter brought to its attention by, without limitation, reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

           o Review management's monitoring of the Company's compliance programs and evaluate whether management has review systems in place designed to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal, regulatory or NYSE requirements.

           o Review with the Company's in-house or outside legal counsel any legal matter that could have a significant effect on the Company's financial statements, including the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

           o Review with management and the independent auditors the Company's policies and procedures regarding compliance with its internal policies as well as applicable laws and regulations, including without limitation with respect to maintaining books, records and accounts and a system of internal accounting controls in accordance with Section 13(b)(2) of the Securities Exchange Act of 1934.

     F.    General

           o Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and Bylaws, the rules of the NYSE applicable to its listed companies, and governing law as the Audit Committee or the Board deems necessary or appropriate.

VI   Review of Committee Charter

     At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board and, if necessary, make recommendations to the Board to amend this Charter.

VII  Limitations

     While the Committee has the responsibilities and powers set forth in this Charter and management and the independent auditors for the Company are accountable to the Committee, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management.

                        PIONEER NATURAL RESOURCES COMPANY

             PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 3, 2006

                         VOTE BY INTERNET * PHONE * MAIL


TO VOTE BY INTERNET
-------------------
www.continentalstock.com
Have  this  proxy  card  in  hand  when  you  access  the  above   website.   At
"ContinentaLink" on the right side, select "Proxy Voting Log In." Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
----------------
Call toll-free (in the U.S.)  1-866-894-0537.
Have this proxy card in hand when you call and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. Internet and phone votes must be received by 5:00 p.m., Eastern Time, on May 2, 2006.

     If you vote by internet or phone, please do not return the card below.

TO VOTE BY MAIL
---------------
Mark, sign and date the proxy card below, detach it and return in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                  PROXY BY MAIL
                                         Please mark your votes like this  [ X ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

ITEM 1 - ELECTION OF DIRECTORS       [  ] FOR ALL       [  ] WITHHELD FOR ALL
Nominees:
01  Andrew D. Lundquist       03  Robert A. Solberg
02  Charles E. Ramsey, Jr.

WITHHELD FOR: (List below each nominee for whom you do not wish to vote.)
-------------------------------------------------------------------------

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

               [  ]  FOR             [  ] AGAINST             [  ] ABSTAIN

ITEM 3 - ADOPTION OF THE 2006 LONG-TERM INCENTIVE PLAN

               [  ]  FOR             [  ] AGAINST             [  ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _____________________ Signature _______________________  Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

              Access to Pioneer stockholder account information and
            other stockholder services are available on the internet!

                  Visit Continental Stock Transfer's website at
                            www.continentalstock.com
                    for their Internet Stockholder Service -
                                 ContinentaLink

        Through this service, stockholders can change addresses, receive electronic forms, view account transaction history and dividend history.

        To access this service, visit the website listed above. At "ContinentaLink" on the right side of the home page, select "Shareholder Log In." From there, you can either "View a Sample Account" or you can sign-up (choose "First Time Visitor" then "New Member Sign-Up"). Guidance is provided on the website.





                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - -

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                        PIONEER NATURAL RESOURCES COMPANY

The undersigned hereby appoints Richard P. Dealy and Mark S. Berg, and each of them, as attorneys in fact and proxies for the undersigned with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 3, 2006, and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

       (Continued, and to be marked, dated and signed, on the other side)

                        PIONEER NATURAL RESOURCES COMPANY

             PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 3, 2006

                         VOTE BY INTERNET * PHONE * MAIL


TO VOTE BY INTERNET
-------------------
www.continentalstock.com
Have  this  proxy  card  in  hand  when  you  access  the  above   website.   At
"ContinentaLink" on the right side, select "Proxy Voting Log In." Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
----------------
Call toll-free (in the U.S.)  1-866-894-0537.
Have this proxy card in hand when you call and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail.

     If you vote by internet or phone, please do not return the card below.

TO VOTE BY MAIL
---------------
Mark, sign and date the proxy card below, detach it and return in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                  PROXY BY MAIL
                                         Please mark your votes like this  [ X ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

ITEM 1 - ELECTION OF DIRECTORS         [  ] FOR ALL       [  ]  WITHHELD FOR ALL
Nominees:
01  Andrew D. Lundquist         03  Robert A. Solberg
02  Charles E. Ramsey, Jr.

WITHHELD FOR: (List below each nominee for whom you do not wish to vote.)
-------------------------------------------------------------------------

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

               [  ] FOR             [  ] AGAINST             [  ] ABSTAIN

ITEM 3 - ADOPTION OF THE 2006 LONG-TERM INCENTIVE PLAN

               [  ] FOR             [  ] AGAINST             [  ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _____________________ Signature _______________________  Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

        The Annual Meeting of Stockholders will be held on May 3, 2006. Your voting instruction must be received by 5:00 p.m. Eastern Time, on April 28, 2006 to allow Vanguard to vote according to your instruction.





                 FOLD AND DETACH HERE AND READ THE RESERVE SIDE
-  -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


PROXY

                 PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

TO: THE VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION (STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

In connection with the proxy materials I received relating to the Annual Meeting of Stockholders of Pioneer Natural Resources Company to be held on May 3, 2006, I direct you to execute a proxy with respect to all shares of common stock of Pioneer to which I have the right to give voting directions under the 401(k) plan upon the matters set forth on the reverse side. I understand you will hold these directions strictly confidential.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------

                                   APPENDIX A


                        PIONEER NATURAL RESOURCES COMPANY

                          2006 LONG TERM INCENTIVE PLAN

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


1.   Purpose.................................................................1

2.   Definitions.............................................................1

3.   Administration..........................................................4
     (a)      Authority of the Committee.....................................4
     (b)      Manner of Exercise of Committee Authority......................5
     (c)      Limitation of Liability........................................5

4.   Stock Subject to Plan...................................................5
     (a)      Overall Number of Shares Available for Delivery................5
     (b)      Application of Limitation to Grants of Awards..................5
     (c)      Availability of Shares Not Issued under Awards.................5
     (d)      Stock Offered..................................................6

5.   Eligibility; Per Person Award Limitations...............................6

6.   Specific Terms of Awards................................................6
     (a)      General........................................................6
     (b)      Options........................................................6
     (c)      Stock Appreciation Rights......................................7
     (d)      Restricted Stock...............................................8
     (e)      Restricted Stock Units.........................................8
     (f)      Bonus Stock and Awards in Lieu of Obligations..................9
     (g)      Dividend Equivalents...........................................9
     (h)      Other Stock-Based Awards.......................................9

7.   Certain Provisions Applicable to Awards.................................9
     (a)      Termination of Employment......................................9
     (b)      Stand-Alone, Additional, Tandem, and Substitute Awards........10
     (c)      Term of Awards................................................10
     (d)      Form and Timing of Payment under Awards; Deferrals............10
     (e)      Exemptions from Section 16(b) Liability.......................10
     (f)      Non-Competition Agreement.....................................10

8.   Performance and Annual Incentive Awards................................10
     (a)      Performance Conditions........................................10
     (b)      Performance Awards Granted to Designated Covered
              Employees.....................................................11
     (c)      Annual Incentive Awards Granted to Designated
              Covered Employees.............................................12
     (d)      Written Determinations........................................13
     (e)      Status of Section 8(b) and Section 8(c) Awards under
              Section 162(m) of the Code....................................13

9.   Recapitalization or Reorganization; Change in Control..................13
     (a)      Existence of Plans and Awards.................................13
     (b)      Subdivision or Consolidation of Shares........................13
     (c)      Corporate Recapitalization....................................14
     (d)      Additional Issuances..........................................14
     (e)      Change in Control.............................................19
     (f)      Change in Control Price.......................................20

10.  General Provisions.....................................................16
     (a)      Transferability...............................................16
     (b)      Taxes.........................................................17

     (c)      Changes to this Plan and Awards...............................18
     (d)      Limitation on Rights Conferred under Plan.....................18
     (e)      Unfunded Status of Awards.....................................18
     (f)      Nonexclusivity of this Plan...................................18
     (g)      Severability..................................................18
     (h)      Governing Law.................................................19
     (i)      Conditions to Delivery of Stock...............................19

                        PIONEER NATURAL RESOURCES COMPANY

                          2006 Long-Term Incentive Plan



     1. Purpose. The purpose of the Pioneer Natural Resources Company 2006 Long-Term Incentive Plan (the "Plan") is to provide a means through which Pioneer Natural Resources Company, a Delaware corporation (the "Company"), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and their desire to remain in its devoted employ. A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

     2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

         (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year.

         (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock Award, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

         (c) "Beneficiary" means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

         (d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

         (e) "Board" means the Company's Board of Directors.

         (f) "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

         (g) "Change in Control" means the occurrence of any of the following events:

             (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (x) the then outstanding shares of Stock of the Company (the "Outstanding Company Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

             (ii) A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members constituting the Board prior to the date of the appointment or election; or

             (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         (i) "Committee" means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a "nonemployee director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an "outside director" as defined under section 162(m) of the Code, unless administration of this Plan by "outside directors" is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

         (j) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.

         (k) "Dividend Equivalent" means a right, granted to a Participant under
     Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

         (l) "Effective Date" means May 3, 2006.

         (m) "Eligible Person" means all officers and employees of the Company or of any Subsidiary, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

         (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

         (o) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

         (p) "Fair Market Value" means, for a particular day the value equal to the closing price of a share of Stock on the most recent date on which shares of Stock were publicly traded preceding the date with respect to which the Fair Market Valuation determination is made. In the event shares of Stock are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner it deems appropriate.

         (q) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

         (r) "Incumbent Board" shall mean individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

         (s) "Non-Surviving Event" means an event of Restructure as described in either subsection (ii) or (iii) of Section 1(bb).

         (t) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

         (u) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(i) hereof.

         (v) "Participant" means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

         (w) "Performance Unit"  means a right,  granted to a  Participant under
Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

         (x) "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person's Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single "Person."

         (y) "Qualified Member" means a member of the Committee who is a "nonemployee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code.

         (z) "Restricted Stock"  means  Stock  granted  to a  Participant  under
Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

         (aa) "Restricted Stock Unit" means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

         (bb) "Restructure" means the occurrence of any one or more of the following:

             (i) The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with the Company remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Company, cash, or other property;

             (ii) The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with (A) the Company not being the continuing or surviving entity of that merger or consolidation or (B) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Company, cash, or other property; or

             (iii) The transfer, directly or indirectly, of all or substantially all of the assets of the Company (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

         (cc) "Rule 16b-3" means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

         (dd) "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

         (ee) "Stock" means the Company's Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

         (ff) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

         (gg) "Subsidiary" means with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

     3.  Administration.

         (a) Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board." Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii)
determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code; (ix) terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

         (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

         (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company's legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

     4.  Stock Subject to Plan.

         (a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed 4,600,000 shares and the total number of shares of Stock received and available for delivery in connection with ISOs under this Plan shall not exceed 4,600,000 shares. No Award may be granted under the Plan on or after the 10 year anniversary of the Effective Date.

         (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

         (c) Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without an issuance of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

         (d) Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

     5. Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof or in connection with the severance or retirement of Eligible Individuals. In each fiscal year or 12-month period, as applicable, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash) relating to more than 250,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash having a value determined on the date of grant in excess of $4,000,000.

     6.  Specific Terms of Awards.

         (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as "performance-based compensation" for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify.

         (b) Options.   The  Committee  is   authorized  to  grant   Options  to
Participants on the following terms and conditions:

             (i) Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the "Exercise Price"); provided, however, that the Exercise Price per share of Stock subject to an ISO shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any Subsidiary 110% of the Fair Market Value per share of the Stock on the date of grant). The exercise price per share of Stock subject to an Option other than an Incentive Stock Option shall not be less than the greater of (1) the par value per share of the Stock and (2) 100% of the Fair Market Value per share of the stock as of the date of grant of the Option.

             (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

             (iii) ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company's stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options is granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

         (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

             (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

             (ii) Rights Related to Options. A Stock Appreciation Right granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

                  (A) A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

                  (B) Upon the exercise of a Stock Appreciation Right related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

                      (1) the difference  obtained by  subtracting  the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by

                      (2)  the  number  of  shares  as   to  which   that  Stock
              Appreciation Right has been exercised.

             (iii) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right, which Award agreement shall comply with the following provisions:

                  (A) Each Award agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

                  (B) Each Award agreement shall state the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

                  (C) Each Award agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised.

                  (D) Each Stock Appreciation Right shall entitle a participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

                      (1) the difference obtained by subtracting the Fair Market
              Value of a share of Stock on the date of grant of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of that Stock Appreciation Right, by

                      (2)  the  number  of   shares  as  to   which  the   Stock
              Appreciation Right has been exercised.

             (iv) Terms. Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

         (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

             (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

             (ii) Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

             (iii) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

         (e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock at the end of a specified deferral period, subject to the following terms and conditions:

             (i) Award and Restrictions.  Settlement of  an Award  of Restricted
Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

             (ii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either
(A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

         (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

         (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend
Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

         (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

     7.  Certain Provisions Applicable to Awards.

         (a) Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and any Company or Subsidiary shall be specified in the agreement controlling such Award.

         (b) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

         (c) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

         (d) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an "employee benefit plan" for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

         (e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

         (f) Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant's employment with the Company and its Subsidiaries as determined by the Committee.

     8.  Performance and Annual Incentive Awards.

         (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

         (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

             (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this
Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation ss.1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

             (ii) Business and Individual Performance Criteria

                  (A) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified
Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance
Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets; (6) return on assets, return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) operating margin; (11) contribution margin; (12) net income; (13) pretax earnings; (14) pretax earnings before interest, depreciation, amortization, exploration and abandonment costs; (15) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (16) total stockholder return; (17) debt reduction; (18) production growth; (19) general and administrative expenses; (20) reserve replacement; (21) finding and development costs; (22) net asset value; (23) operating costs, and (24) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

                  (B) Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

             (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under section 162(m) of the Code.

             (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in
Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

             (v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of
(A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

         (c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

             (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

             (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in situations not governed by section 162(m) of the Code, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

             (iii) Payout of Annual Incentive Awards. After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

         (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

         (e) Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation ss.1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of section 162(m) of the Code and regulations thereunder.
Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9.  Recapitalization or Reorganization; Change in Control.

         (a) Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

             (i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

             (ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

             (iii) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Participant such a notice.

             (iv) Adjustments under Subsections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

         (c)  Corporate Recapitalization.

             (i) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

             (ii) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

         (d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

         (e) Change in Control. Upon the occurrence of a Change in Control, with respect only to Awards held by Participants who are employees or directors of the Company (and their permitted transferees pursuant to Section 10(a)) at the occurrence of the Change in Control, (i) all outstanding Stock Appreciation Rights and Options shall immediately become fully vested and exercisable in full, including that portion of any Stock Appreciation Right or Option that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable (the total number of shares of Stock as to which a Stock

Appreciation Right or Option is exercisable upon the occurrence of a Change in Control is referred to herein as the "Total Shares"); (ii) the restriction period of any Restricted Stock Award and Restricted Stock Unit shall immediately be accelerated and the restrictions shall expire; and (iii) the performance goals established under the Performance Awards will be deemed to have been met for all performance periods upon the occurrence of a Change in Control and the holder will be paid a pro rata portion of all associated targeted performance goals (based on the number of complete and partial calendar months elapsed as of the occurrence of the Change in Control) in cash within thirty days following the Change in Control or in Stock effective as of the Change in Control, for cash and stock-based Performance Awards respectively. If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the holder of an Award shall be entitled to purchase or receive (in lieu of the Total Shares that the holder would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of shares of stock, other securities, cash or property to which that number of Total Shares would have been entitled in connection with such Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure).

         (f) Restructure and No Change in Control. In the event a Restructure should occur at any time while there is any outstanding Option, SAR, Restricted Stock Award or Restricted Stock Unit hereunder and that Restructure does not occur in connection with a Change in Control or in connection with a series of related transactions involving a Change in Control, then:

             (i)  no  holder  of   an  Option  shall  automatically  be  granted
corresponding SARs;

             (ii) neither any outstanding SARs nor any outstanding Options shall immediately become fully vested and exercisable in full merely because of the occurrence of the Restructure;

             (iii) the restriction period of any Restricted Stock Award or Restricted Stock Unit shall not immediately be accelerated and the restrictions shall not expire merely because of the occurrence of the Restructure; and

             (iv) at the option of the Committee, the Company may (but shall not be required to) take any one or more of the following actions:

                  (A) grant each holder of an Option corresponding Stock or cash SARs;

                  (B) accelerate in whole or in part the time of the vesting and exercisability of any one or more of the outstanding SARs and Options so as to provide that those SARs and Options shall be exercisable before, upon, or after the consummation of the Restructure;

                  (C) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award or Restricted Stock Unit so that the Stock subject to that Restricted Stock Award or Restricted Stock Unit shall be owned by the holder without restriction or risk of forfeiture;

                  (D) the performance goals established under the Performance Awards will not be deemed to have been fully met for all performance periods merely because of the occurrence of the Restructure;

                  (E) if the Restructure is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Options, SARs, Restricted Stock Awards and Restricted Stock Units upon such terms and provisions as the Committee deems desirable; or

                  (F) redeem in whole or in part any one or more of the outstanding Options, SARs, Restricted Stock Awards and Restricted Stock Units (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations as contemplated in the section governing the particular form of Award, in an amount equal to:

                      (1) for  Options  and  SARs  granted  in  connection  with
              Options, the excess of a) the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over b) the Exercise Price for that number of shares of Stock;

                      (2) for SARs not granted in connection with an Option, the excess of (a) the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (b) the Fair Market Value of the number of shares of Stock on the date of grant;

                      (3) for  Restricted  Stock  Awards  and  Restricted  Stock
              Units, the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed; and

                      (4) for  Performance  Awards,  the amount  per Performance
              Award as the Committee in its sole discretion may determine (which may be zero dollars).

The Company shall promptly notify each holder of an outstanding Option, SAR, Restricted Stock Award or Restricted Stock Unit of any election or action taken by the Company under this Section 9(f). In the event of any election or action taken by the Company pursuant to this Section 9(f) that requires the amendment or cancellation of any Award agreement as may be specified in any notice to the holder thereof, that holder shall promptly deliver that Award agreement to the Company in order for that amendment or cancellation to be implemented by the Company and the Committee. The failure of the holder to deliver any such Award agreement to the Company as provided in the preceding sentence shall not in any manner effect the validity or enforceability of any action taken by the Company and the Committee under this Section 9(f), including, without limitation, any redemption of an Option, SAR, Restricted Stock Award or Restricted Stock Unit as of the consummation of a Restructure. Any cash payment to be made by the Company pursuant to this Section 9(f) in connection with the redemption of any outstanding Options, SARs, Restricted Stock Awards or Restricted Stock Units shall be paid to the holder thereof currently with the delivery to the Company of the Award agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Restructure notwithstanding that the payment of the redemption price may occur subsequent to the consummation. If all or any portion of an outstanding Option, SAR, Restricted Stock Award or Restricted Stock Unit is to be exercised or accelerated upon or after the consummation of a Restructure that is in the form of a Non-Surviving Event and as a part of that Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the holder of such Option, SAR, Restricted Stock Award or Restricted Stock Unit shall thereafter be entitled to purchase or receive (in lieu of the number of shares of Stock that the holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash or property to which such number of shares of Stock would have been entitled in connection with the Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure).

     10.  General Provisions.

         (a) Transferability.

             (i) Permitted Transferees.  The Committee may,  in its  discretion, permit a Participant to transfer all or any portion of an Option or Stock Appreciation Right, or authorize all or a portion of such Awards to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant's household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, "Permitted Transferees"); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(a)(i).

             (ii) Qualified Domestic Relations Orders. An Option, Stock Appreciation Right, Restricted Stock Unit Award or Restricted Stock Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

             (iii) Other Transfers. Except as expressly permitted by Subsections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

             (iv) Effect of Transfer. Following the transfer of any Award as contemplated by Subsections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Participant" shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

             (v) Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Subsections 10(a)(i), 10(a)(ii) or
10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

             (vi) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

         (b) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

         (c) Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee's authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

         (d) Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

         (e) Unfunded Status of Awards. This Plan is intended to constitute an "unfunded" plan for certain incentive awards.

         (f) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

         (g) Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

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         (h) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         (i) Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award or Restricted Stock Unit, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award or Restricted Stock Unit, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

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